UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

WAVE LIFE SCIENCES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No:
	3)	Filing party:
	4)	Date Filed:

WAVE LIFE SCIENCES LTD.

(Incorporated in the Republic of Singapore)

(Company Registration Number 201218209G)

NOTICE OF 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TIME: 12:00 p.m., Eastern Time

DATE: August 18, 2016

PLACE: WAVE Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138

To Our Shareholders:

You are cordially invited to attend the 2016 Annual General Meeting of Shareholders of WAVE Life Sciences Ltd. to be held at 12:00 p.m., Eastern Time, on Thursday, August 18, 2016 at 733 Concord Avenue, Cambridge, MA 02138. In this Notice, we refer to the 2016 Annual General Meeting of Shareholders as the “2016 AGM” and we refer to WAVE Life Sciences Ltd. as the “Company,” “we,” “us” and “our.”

Details regarding the 2016 AGM, the business to be conducted at the 2016 AGM, and information about WAVE Life Sciences Ltd. that you should consider when you vote your shares are described in the attached proxy statement.

The 2016 AGM will be held for the following purposes:

As Special Business

1.	(a) To elect Paul B. Bolno, M.D. to serve on the Board of Directors;

(Ordinary Resolution 1(a))

(b)	To elect Gregory L. Verdine, Ph.D. to serve on the Board of Directors;

(Ordinary Resolution 1(b))

(c)	To elect Peter Kolchinsky, Ph.D. to serve on the Board of Directors;

(Ordinary Resolution 1(c))

(d)	To elect Koji Miura to serve on the Board of Directors;

(Ordinary Resolution 1(d))

(e)	To elect Ken Takanashi to serve on the Board of Directors;

(Ordinary Resolution 1(e))

(f)	To elect Masaharu Tanaka to serve on the Board of Directors;

(Ordinary Resolution 1(f))

(g)	To elect Takeshi Wada, Ph.D. to serve on the Board of Directors;

(Ordinary Resolution 1(g))

As Ordinary Business

2.	To approve the re-appointment of KPMG LLP to serve as our independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2016 and to authorize the Audit Committee of the Board of Directors to fix KPMG LLP’s remuneration for services provided through the date of our 2017 Annual General Meeting of Shareholders;

(Ordinary Resolution 2)

3.	To approve the Company’s payment of cash and equity-based compensation to non-employee directors for service on the Board and its committees, in the manner and on the basis as set forth under “Proposal 3: Non-Employee Directors’ Compensation” in the attached proxy statement;

(Ordinary Resolution 3)

As Special Business

4.	Pursuant to the provisions of Section 161 of the Singapore Companies Act (the “Singapore Companies Act”), Chapter 50, and also subject to the provisions of the Singapore Companies Act and our Constitution, authority be, and hereby is, given to our Board of Directors:

(a)	to:

(i)	allot and issue ordinary shares in our capital; and/or

(ii)	make or grant offers, agreements, options or other instruments (including the grant of awards or options pursuant to our equity-based incentive plans and agreements in effect from time to time) that might or would require ordinary shares to be allotted and issued, whether such allotment or issuance would occur during or after the expiration of this authority (including but not limited to, the creation and issuance of warrants, rights, units, purchase contracts, debentures or other instruments (including debt instruments) convertible into ordinary shares), at any time to and/or with such persons and upon such terms and conditions, for such purposes and for consideration as our directors may in their sole discretion deem fit, and with such rights or restrictions as our directors may think fit to impose and as are set forth in our Constitution; and

(b)	to allot and issue ordinary shares in our capital pursuant to any offer, agreement, option or other agreement made, granted or authorized by our directors while this resolution was in effect, regardless of whether the authority conferred by this resolution may have ceased to be in effect at the time of the allotment and issuance, and that such authority, if approved by our shareholders, shall continue in effect until the earlier of the conclusion of our 2017 Annual General Meeting of Shareholders or the expiration of the period within which our 2017 Annual General Meeting of Shareholders is required by law to be held; and

(Ordinary Resolution 4)

As Ordinary Business

5.	To transact such other business as may properly come before the 2016 AGM and all adjournments or postponements thereof.

The Board of Directors recommends the approval of each of the first four proposals.

All of the above proposals should be read in conjunction with the attached proxy statement, which sets out the specific parameters of the proposals.

Each of the matters to be voted on at the 2016 AGM may be passed by ordinary resolution pursuant to our Constitution.

Notes About the Annual General Meeting of Shareholders

Eligibility to Vote at 2016 AGM. The Board of Directors has fixed the close of business on July 7, 2016 as the record date for determining those shareholders who will be entitled to receive copies of this Notice and the attached proxy statement. However, under Singapore law, only registered holders of our ordinary shares (i.e.,

persons whose names appear on the Register of Members of the Company maintained in accordance with Section 190 of the Singapore Companies Act), or “shareholders of record,” on the date of the 2016 AGM, August 18, 2016, will be entitled to vote at the 2016 AGM. If you have sold or transferred any of your ordinary shares after July 7, 2016 and prior to the 2016 AGM, you should immediately forward this Notice and the attached proxy statement and proxy card to the purchaser or transferee of such shares, or to the bank, broker or agent through whom the sale of such shares was effected, for onward transmission to the purchaser or transferee. If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC (i.e., in “street name”), we understand that in order for your vote to be counted at the 2016 AGM, you must also have been a holder of shares at, and with effect from, July 7, 2016. As of July 7, 2016, we had 23,432,923 ordinary shares issued and outstanding.

Proxies. All shareholders of record as of the date of the 2016 AGM are cordially invited to attend the 2016 AGM or appoint a proxy to attend and vote in their place (referred to as a “legal proxy”). A legal proxy need not also be a shareholder of record. Whether you plan to attend the 2016 AGM or not, we urge you to vote and submit your proxy card by mail in order to ensure the presence of a quorum. A proxy card must be received by us c/o Computershare Investor Services, Proxy Services, P.O. Box 30202, College Station, Texas 77842-9909 not less than 48 hours before the time appointed for holding the 2016 AGM or within such other time as may be required by the Singapore Companies Act. Completion and submission of the proxy card shall not preclude a shareholder of record from attending and voting at the 2016 AGM. Any appointment of a legal proxy or proxies will be revoked if a shareholder of record attends the 2016 AGM in person, and in such event, we reserve the right to refuse to admit any person or persons appointed under the instrument of proxy or proxies to the meeting.

For the avoidance of doubt, the reference to “proxy” in this Notice does not mean a “legal proxy” entitled under Singapore law to attend and vote on behalf of a shareholder of record. The reference to “soliciting your proxy” means that a shareholder of record may appoint the persons identified on the proxy card as such shareholder’s legal proxies to vote in accordance with such shareholder’s instructions given via proxy or to authorize such persons to vote freely.

Beneficial or “Street Name” Holders. If your shares are held in “street name” (i.e., in the name of a bank, broker or other shareholder of record), you will receive instructions from the shareholder of record. You must follow the instructions of the shareholder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the 2016 AGM, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the 2016 AGM in order to vote as a legal proxy.

Singapore Audited Accounts. At the 2016 AGM, our shareholders will have the opportunity to discuss and ask questions regarding our Singapore audited accounts for the fiscal year ended December 31, 2015, together with the directors’ statement and independent auditors’ report thereon, in compliance with the laws of Singapore. Shareholder approval of our Singapore audited accounts is not being sought by the attached proxy statement and will not be sought at the 2016 AGM.

When you have finished reading the attached proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the 2016 AGM, whether or not you can attend.

Thank you for your continued support of WAVE Life Sciences Ltd.

BY ORDER OF THE BOARD OF DIRECTORS

July 15, 2016	Paul B. Bolno, M.D.
Director, President and Chief Executive Officer

Appendix

Appendix A – Singapore Statutory Financial Statements for the year ended December 31, 2015

i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 18, 2016

The Notice, this proxy statement and our 2015 annual report to shareholders are available for viewing, printing and downloading at http://www.edocumentview.com/WVE. You can elect to receive distributions of our proxy statements and annual reports to shareholders for future annual general meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on the proxy card or voting instruction form.

At no charge, we are providing each person from whom a proxy is solicited a copy of, and access to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or our “2015 Form 10-K.” Additionally, you can find a copy of our 2015 Form 10-K on the website of the Securities and Exchange Commission, or the “SEC,” at www.sec.gov, or in the “Investors & Media” section of our website at http://ir.wavelifesciences.com/ under the heading “Financial Information.” You may also obtain a printed copy of our 2015 Form 10-K, free of charge, from us by sending a written request to Investor Relations, WAVE Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138 or by email to IR@wavelifesci.com. Exhibits to our 2015 Form 10-K will be provided upon written request and payment of an appropriate processing fee.

The information provided on our website (www.wavelifesciences.com) is referenced in this proxy statement for information purposes only. The information on our website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC or any solicitation of proxies by us.

WAVE LIFE SCIENCS LTD.

733 CONCORD AVENUE

CAMBRIDGE, MA 02138

PROXY STATEMENT FOR THE WAVE LIFE SCIENCES LTD.

2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 18, 2016

This proxy statement, along with the accompanying Notice of 2016 Annual General Meeting of Shareholders, or the “Notice,” contains information about the 2016 Annual General Meeting of Shareholders of WAVE Life Sciences Ltd. (including any adjournments or postponements thereof), which we refer to in this proxy statement as the “2016 AGM.” We are holding the 2016 AGM at 12:00 p.m., Eastern Time, on Thursday, August 18, 2016, at 733 Concord Avenue, Cambridge, MA 02138.

In this proxy statement, we refer to WAVE Life Sciences Ltd. as the “Company,” “we,” “us” and “our.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the 2016 AGM.

On or about July 15, 2016, we began sending this proxy statement, the Notice and the enclosed proxy card to shareholders of record as of July 7, 2016.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2015 annual report to shareholders, which includes our financial statements for the fiscal year ended December 31, 2015. Except as otherwise stated herein, all monetary amounts in this proxy statement have been presented in U.S. dollars.

IMPORTANT INFORMATION ABOUT THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of WAVE Life Sciences Ltd. is soliciting your proxy to vote at the 2016 Annual General Meeting of Shareholders to be held at 733 Concord Avenue, Cambridge, MA 02138 on Thursday, August 18, 2016, at 12:00 p.m., Eastern Time, and any adjournments or postponements of the 2016 AGM. This proxy statement, along with the Notice, summarizes the purposes of the meeting and the information you need to know to vote at the 2016 AGM.

We have made available to you on the Internet or have sent you this proxy statement, the Notice, the proxy card, and our 2015 annual report to shareholders because you owned ordinary shares of WAVE Life Sciences Ltd. on the record date for determining those shareholders who will be entitled to receive copies of the Notice and this proxy statement. We began distributing the proxy materials to shareholders on or about July 15, 2016.

For the avoidance of doubt, the reference to “proxy” in this proxy statement does not mean a “legal proxy” entitled under Singapore law to attend and vote on behalf of a shareholder of record. The reference to “soliciting your proxy” means that a shareholder of record may appoint the persons identified on the proxy card as such shareholder’s legal proxy to vote in accordance with such shareholder’s instructions given via proxy or to authorize such persons to vote freely.

Who Can Vote?

The Board of Directors has fixed the close of business on July 7, 2016 as the record date for determining those shareholders who will be entitled to receive copies of the Notice and this proxy statement. However, under Singapore law, only registered holders of our ordinary shares, or “shareholders of record,” on the date of the 2016 AGM, August 18, 2016, will be entitled to vote at the 2016 AGM. If you have sold or transferred any of your ordinary shares after July 7, 2016 and prior to the 2016 AGM, you should immediately forward the Notice, this proxy statement and the proxy card to the purchaser or transferee of such shares, or to the bank, broker or agent through whom the sale of such shares was effected, for onward transmission to the purchaser or transferee. If you hold shares other than in registered form as a shareholder of record, and instead hold your shares as, or through, a participant in DTC (i.e., in “street name”), we understand that in order for your vote to be counted at the 2016 AGM (represented by a shareholder of record), you must also have been a holder of shares at, and with effect from, July 7, 2016. As of July 7, 2016, we had 23,432,923 ordinary shares issued and outstanding.

All shareholders of record as of the date of the 2016 AGM are cordially invited to attend the 2016 AGM or appoint a legal proxy to attend and vote in their place. A legal proxy need not also be a shareholder of record. Whether you plan to attend the 2016 AGM or not, we urge you to vote and submit your proxy card by mail in order to ensure the presence of a quorum. A proxy card must be received by us c/o Computershare Investor Services, Proxy Services, P.O. Box 30202, College Station, Texas 77842-9909 not less than 48 hours before the time appointed for holding the 2016 AGM or within such other time as may be required by the Singapore Companies Act. Completion and submission of the proxy card shall not preclude a shareholder of record from attending and voting at the 2016 AGM. Any appointment of a legal proxy or proxies will be revoked if a shareholder of record attends the 2016 AGM in person, and in such event, we reserve the right to refuse to admit any person or persons appointed under the instrument of proxy or proxies to the meeting. Shareholders of record may change or revoke their legal proxies at any time before their shares are voted at the 2016 AGM. For instructions on how to change or revoke your legal proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each ordinary share that you own or represent as a legal proxy entitles you to one vote at the 2016 AGM. The Series A preferred shares of the Company are not entitled to vote on any of the matters being proposed at the 2016 AGM.

How Do I Vote?

If you are not planning to attend the 2016 AGM, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. You may specify whether your shares should be voted for, against or abstain for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below, except as described under “Will My Shares be Voted if I Do Not Vote or Provide Voting Instructions?” Voting by proxy will not affect your right to attend the 2016 AGM. If you are a shareholder of record such that your shares are registered directly in your name through our transfer agent, Computershare Trust Company, N.A., or you have share certificates registered in your name, you may vote:

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting.

A proxy card must be received by us c/o Computershare Investor Services, Proxy Services, P.O. Box 30202, College Station, Texas 77842-9909 not less than 48 hours before the time appointed for holding the 2016 AGM or within such other time as may be required by the Singapore Companies Act.

If your shares are held in “street name” (i.e., in the name of a bank, broker or other shareholder of record), you will receive instructions from the shareholder of record. You must follow the instructions of the shareholder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the 2016 AGM, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the 2016 AGM in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” each of the resolutions for the election of the nominees for director;

•	“FOR” the approval of the re-appointment of KPMG LLP as our independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2016 and the authorization of the Audit Committee of the Board of Directors to fix KPMG LLP’s remuneration for services provided through the date of our 2017 Annual General Meeting of Shareholders;

•	“FOR” the approval of the compensation to be paid to the non-employee members of the Board of Directors for service on the Board and its committees, as described under “Proposal 3: Non-Employee Directors’ Compensation”; and

•	“FOR” the authorization of ordinary share allotments and issuances.

If any other matter is presented at the 2016 AGM, your proxy card provides that your shares will be voted by the proxy holder listed in the proxy card in accordance with his or her judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the 2016 AGM, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the 2016 AGM in any one of the following ways:

•	if you received a proxy card, by signing and submitting a new proxy card with a date later than your previously delivered proxy card, which must be received by us c/o Computershare Investor Services, Proxy Services, P.O. Box 30202, College Station, Texas 77842-9909 not less than 48 hours before the time appointed for holding the 2016 AGM or within such other time as may be required by the Singapore Companies Act; or

•	by attending the 2016 AGM in person and voting in person.

Your most current vote is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold any of our ordinary shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote or Provide Voting Instructions?

If your shares are registered in your name or if you have share certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares without receiving instructions from you on all of the proposals to be voted on at the 2016 AGM, other than the election of directors (Proposal 1) and the approval of non-employee directors’ compensation (Proposal 3). We encourage you to provide voting instructions to your bank, broker or other nominee to ensure your shares will be voted at the 2016 AGM and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	Each nominee for director who receives the affirmative vote of a majority of the votes cast by the holders of ordinary shares voting either in person or by proxy at the 2016 AGM will be elected (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).

You may vote either “for” or “against” each of the nominees, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to one or more nominees, your vote will have no effect on the election of such nominees. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name with respect to this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Re-Appointment of Independent Registered Public Accounting Firm and Independent Singapore Auditor and Authorize the Auditor’s Remuneration	The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2016 AGM is required to approve the re-appointment of KPMG LLP as our independent Singapore auditor and authorize the Audit Committee to fix the auditor’s remuneration (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

You may vote either “for” or “against” or “abstain” from voting on this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 3: Approve the Non-Employee Directors’ Compensation	The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2016 AGM is required to approve the non-employee directors’ compensation (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

You may vote either “for” or “against” or “abstain” from voting on this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name with respect to this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Authorize the Board to Allot and Issue Ordinary Shares of the Company	The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2016 AGM is required to authorize the Board of Directors to allot and issue ordinary shares of the Company (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

You may vote either “for” or “against” or “abstain” from voting on this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. However, Computershare will forward to management any written comments you make, either on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the 2016 AGM?

The preliminary voting results will be announced at the 2016 AGM, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days after the 2016 AGM. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the 2016 AGM?

The presence, in person or by proxy, of at least two shareholders holding in aggregate at least a majority of all issued and outstanding ordinary shares entitled to vote at the 2016 AGM is necessary to constitute a quorum at the 2016 AGM. Votes of shareholders of record who are present at the 2016 AGM in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the 2016 AGM

The 2016 AGM will be held at 12:00 p.m., Eastern Time, on Thursday, August 18, 2016 at 733 Concord Avenue, Cambridge, MA 02138. When you arrive, signs will direct you to the appropriate meeting rooms. You need not attend the 2016 AGM in person in order to vote, provided that your proxy is present to represent your vote.

Singapore Statutory Financial Statements

Our Singapore audited accounts for the fiscal year ended December 31, 2015, prepared in conformity with the provisions of the laws of Singapore, and the accompanying directors’ statement and the independent auditors’ report thereon are required under Singapore law and our Constitution to be provided to shareholders for discussion at the 2016 AGM. We refer to such materials herein collectively as the “Singapore Statutory Financial Statements.” The Singapore Statutory Financial Statements are provided as Appendix A to this proxy statement solely to satisfy this requirement. At the 2016 AGM, our shareholders will have the opportunity to discuss and ask questions regarding the Singapore Statutory Financial Statements. Shareholder approval of the Singapore Statutory Financial Statements is not being sought by this proxy statement for the 2016 AGM and will not be sought at the 2016 AGM. The Singapore Statutory Financial Statements shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, or be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into any such filing.

Emerging Growth Company

We are an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we have taken advantage of, and may continue to take advantage of, specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements;

•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting.

We have taken advantage of certain of the exemptions provided under the JOBS Act. We may continue to take advantage of exemptions under the JOBS Act until the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our shares held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. Under the JOBS Act, we may choose to take advantage of some but not all of these reduced disclosure requirements. We have taken advantage of these reduced disclosure requirements in this proxy statement, and may continue to do so in future filings. Therefore, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of July 15, 2016 for (i) the executive officers named in the Summary Compensation Table appearing elsewhere in this proxy statement, (ii) each of our directors and director nominees, (iii) all of our current directors and executive officers as a group and (iv) each shareholder known by us to own beneficially more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem ordinary shares that may be acquired by an individual or group within 60 days of July 15, 2016 pursuant to the exercise of options and the conversion of our outstanding Series A preferred shares into ordinary shares to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them based on information provided to us by these shareholders. Percentage of ownership is based on 23,432,923 ordinary shares outstanding on July 15, 2016.

	Ordinary Shares Beneficially Owned
Name and Address	Shares	Percent
5% Beneficial Owners
RA Capital Management, LLC(1)	7,088,651	30.25%
Shin Nippon Biomedical Laboratories, Ltd.(2)	5,885,478	21.53%
Kagoshima Sinsangyo Sousei Investment Limited Partnership(3)	3,228,690	13.78%
FMR LLC(4)	2,057,632	8.78%
Teva Pharmaceutical Industries Limited(5)	1,875,000	8.00%
Pfizer Inc.(6)	1,875,000	8.00%

Directors and Named Executive Officers
Paul B. Bolno, M.D.(7)	502,204	2.14%
Christopher Francis, Ph.D.(8)	88,798	*
Chandra Vargeese, Ph.D.(9)	114,825	*
Gregory L. Verdine, Ph.D.(10)	514,168	2.16%
Peter Kolchinsky, Ph.D.(11)	7,088,651	30.25%
Koji Miura	—	—
Ken Takanashi(12)	5,885,478	21.53%
Masaharu Tanaka(13)	3,228,690	13.78%
Takeshi Wada, Ph.D.(14)	110,410	*
All current directors and executive officers as a group (12 individuals)(15)	17,624,498	62.25%

*	Indicates beneficial ownership of less than 1% of our outstanding ordinary shares.

Unless otherwise noted, the address of each beneficial owner listed in the table is c/o WAVE Life Sciences Ltd., 8 Cross Street #10-00, PWC Building, Singapore 048424.

(1)	Based on information reported by RA Capital Management, LLC, or “RA Capital,” on Schedule 13D filed with the SEC on November 27, 2015. Such shares are held by RA Capital Healthcare Fund, L.P., or the “Fund,” and in a separately managed account, or the “Account.” RA Capital is the general partner of the Fund and serves as investment advisor for the Account. Peter Kolchinsky, Ph.D., a member of our Board of Directors, is the manager of RA Capital. RA Capital and Dr. Kolchinsky share voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares. The address of RA Capital is 20 Park Plaza, Suite 1200, Boston, MA 02116.

(2)	Based on information reported by Shin Nippon Biomedical Laboratories, Ltd., or “SNBL,” on Schedule 13D filed with the SEC on November 25, 2015. Consists of (i) 1,697,467 ordinary shares and 3,901,348 Series A preferred shares, which can be converted at any time on a one-for-one basis into ordinary shares at the discretion of the holder, held by SNBL and (ii) 286,663 ordinary shares held by SNBL USA, Ltd., or “SNBL USA,” an affiliate of SNBL. Ken Takanashi, a member of our Board of Directors, is a director and executive officer of SNBL and a director of SNBL USA. SNBL and Mr. Takanashi share voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares. The address of SNBL is 2438 Miyanoura-machi, Kagoshima City, Kagoshima 891-1394, Japan. Based on information provided to us by SNBL, all of such ordinary shares and Series A preferred shares have been pledged by SNBL and SNBL USA to The Kagoshima Bank, Ltd. as security for a loan obligation.

(3)	Based on information reported by Kagoshima Shinsangyo Sousei Investment Limited Partnership, or “KSS,” on Schedule 13D filed with the SEC on November 25, 2015. Masaharu Tanaka, a member of our Board of Directors, is the President of Kagoshima Development Co. Ltd., or “Kagoshima Development,” the general partner of KSS. KSS, Kagoshima Development and Mr. Tanaka share voting and dispositive power with respect to such shares, and Mr. Tanaka and Kagoshima Development may be deemed to beneficially own such shares. The address of KSS is 6-1-20, Nanei Kagoshima City, Kagoshima 891-0122, Japan.

(4)	Based on information reported by FMR LLC on Schedule 13G filed with the SEC on February 12, 2016, such shares are held by FMR LLC or its direct or indirect subsidiaries. The address of FMR LLC is 245 Summer Street, V13H, Boston, MA 02210.

(5)	Based on information reported by Teva Pharmaceutical Industries Limited, or “Teva Industries,” on Schedule 13D filed with the SEC on December 10, 2015. Such shares are held by Teva Industries and Teva Pharmaceuticals USA, Inc., or “Teva USA,” which share voting and dispositive power with respect to such shares. The address of Teva Industries is 5 Basel Street, Petach Tikva 4951033, Israel.

(6)	Based on information reported by Pfizer Inc. on Schedule 13G filed with the SEC on May 12, 2016. Such shares are held by C.P. Pharmaceuticals International C.V., or “C.P. Pharmaceuticals,” an indirect wholly-owned subsidiary of Pfizer Inc. Pfizer Inc., Pfizer Production LLC and Pfizer Manufacturing LLC, or collectively, “Pfizer,” are the general partners of C.P. Pharmaceuticals and share voting and dispositive powers with respect to the shares held by C.P. Pharmaceuticals and may be deemed to be beneficially own such shares. The address of Pfizer and C.P. Pharmaceuticals is 235 E. 42nd Street, New York, NY 10017.

(7)	Includes 302,238 ordinary shares underlying options exercisable within 60 days of July 15, 2016.

(8)	Consists of ordinary shares underlying options exercisable within 60 days of July 15, 2016.

(9)	Consists of ordinary shares underlying options exercisable within 60 days of July 15, 2016.

(10)	Consists of (i) 150,079 ordinary shares held by Dr. Verdine, (ii) 344,398 ordinary shares underlying options exercisable within 60 days of July 15, 2016 held by Dr. Verdine and (iii) 9,501 ordinary shares underlying options exercisable within 60 days of July 15, 2016, held by Dr. Verdine’s spouse.

(11)	Consists of ordinary shares held by RA Capital Healthcare Fund, L.P. and in a separately managed account, as described in footnote (1) above. Dr. Kolchinsky is the manager of RA Capital, the general partner of the Fund and the investment advisor of the Account, and shares voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares.

(12)	Consists of (i) 1,697,467 ordinary shares and 3,901,348 Series A preferred shares, which can be converted at any time on a one-for-one basis into ordinary shares at the discretion of the holder, held by SNBL and (ii) 286,663 ordinary shares held by SNBL USA, as described in footnote (2) above. Mr. Takanashi is a director and executive officer of SNBL and a director of SNBL USA. Mr. Takanashi shares voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares.

(13)	Consists of 3,228,690 ordinary shares held by KSS, as described in footnote (3) above. Mr. Tanaka is the President of Kagoshima Development, the general partner of KSS. Mr. Tanaka shares voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares.

(14)	Consists of 100,635 ordinary shares and 9,501 ordinary shares underlying options exercisable within 60 days of July 15, 2016.

(15)	Consists of (i) 980,109 ordinary shares underlying options exercisable within 60 days of July 15, 2016, (ii) 12,743,041 ordinary shares beneficially held by our directors and executive officers and entities affiliated with certain of our directors and (iii) 3,901,348 Series A preferred shares, which can be converted at any time on a one-for-one basis into ordinary shares at the discretion of the holder, held by an entity affiliated with one of our directors.

MANAGEMENT AND CORPORATE GOVERNANCE

General

Pursuant to our Constitution, there is no maximum number of directors that may hold office at any time. Our Board currently consists of seven members and each of our directors is elected annually.

Board of Directors

On March 9, 2016, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Paul B. Bolno, M.D., Gregory L. Verdine, Ph.D., Peter Kolchinsky, Ph.D., Koji Miura, Ken Takanashi, Masaharu Tanaka and Takeshi Wada, Ph.D., each currently a director of the Company, for election at the 2016 AGM. If each such nominee is elected, he will serve on our Board of Directors until our 2017 Annual General Meeting of Shareholders and until his successor has been elected and qualified.

Set forth below are the names of the persons nominated as directors, their ages as of July 15, 2016, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.

Name	Age	Position/Title
Paul B. Bolno, M.D.	42	President, Chief Executive Officer and Director
Gregory L. Verdine, Ph.D.	57	Chairman of the Board of Directors
Peter Kolchinsky, Ph.D.	40	Director
Koji Miura	67	Director
Ken Takanashi	52	Director
Masaharu Tanaka	63	Director
Takeshi Wada, Ph.D.	54	Director

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by the NASDAQ Stock Market: Drs. Kolchinsky and Wada and Messrs. Miura, Takanashi and Tanaka.

Paul B. Bolno, M.D. has served as our President and Chief Executive Officer and as a director since December 2013. Prior to joining us, he served at GlaxoSmithKline from 2009 to 2013 in various roles, including Vice President, Worldwide Business Development – Head of Asia BD and Investments, Head of Global Neuroscience BD, a director of Glaxo Welcome Manufacturing, Pte. Ltd. in Singapore and Vice President, Business Development for the Oncology Business Unit, where he helped establish GlaxoSmithKline’s global oncology business and served as a member of the Oncology Executive Team, Oncology Commercial Board and Cancer Research Executive Team. Prior to GlaxoSmithKline, he served as director of Research at Two River LLC, a health care private equity firm from 2004 to 2009. Dr. Bolno earned a medical degree from MCP-Hahnemann School of Medicine and an M.B.A. from Drexel University. He was a general surgery resident and cardiothoracic surgery postdoctoral research fellow at Drexel University College of Medicine. We believe that Dr. Bolno’s experience serving as our President and Chief Executive Officer and a member of our Board of Directors and his experience leading biopharmaceutical companies qualify him to continue to serve on our Board of Directors.

Gregory L. Verdine, Ph.D., is one of our founders and has served as a director and Chairman of the Board of Directors since July 2013. He was our President, Chief Executive Officer and Chief Scientific Officer from our inception through December 2013. Since 1989, Dr. Verdine has served as the Erving Professor of Chemistry in the Department of Stem Cell and Regenerative Biology and Department of Chemistry and Chemical Biology at Harvard University and Harvard Medical School. Dr. Verdine is a director of Gloucester Marine Genomics Institute, which he co-founded in 2013. He is the co-founder of Fog Pharmaceuticals Inc. and serves as its President, Chief Executive Officer and Chief Scientific Officer. He is also the founder of Warp Drive Bio and has served in various roles, from Chief Scientific Officer to Chief Executive Officer, from the company’s inception in 2012 until April 2016; he remains a director of the company. Dr. Verdine founded Enanta Pharmaceuticals and served as a director of the company from 1990 through its successful initial public offering in 2013. He is a Venture Partner at WuXi Healthcare Ventures and a TRUST Member of Third Rock Ventures, the founder, President and Chief Executive Officer of Verdyne Partners LLC and a Senior Advisor of Shin Nippon Biomedical Laboratories Ltd. Dr. Verdine is also the co-founder of Eleven Biotherapeutics, Tokai Therapeutics, Aileron Therapeutics and Gloucester Pharmaceuticals (acquired by Celgene in 2010). He has also served as a director of the Chemical Biology Initiative and the Program in Cancer Chemical Biology at the Dana-Farber Cancer Institute. Dr. Verdine received his Ph.D. in Chemistry from Columbia University and completed postdoctoral work in Molecular Biology at the Massachusetts Institute of Technology and Harvard Medical School. We believe he is qualified to serve on our Board of Directors because of his expertise and deep knowledge of our company, its technology and our industry and his long track record of creating and advising successful biopharmaceuticals companies.

Peter Kolchinsky, Ph.D. has served as a director since January 2015. Dr. Kolchinsky is a founder, Managing Director and Portfolio Manager of RA Capital Management, LLC, a crossover fund manager which is dedicated to evidence-based investing in healthcare and life science companies, where he has worked since 2001. RA Capital Management, LLC is the general partner of RA Capital Healthcare Fund, L.P. He serves as a member of the board of directors of Dicerna Pharmaceuticals as well as a number of private companies. Dr. Kolchinsky authored “Entrepreneur’s Guide to a Biotech Startup,” serves on the board of the American Fertility Association and served on the Board of Global Science and Technology for the National Academics of Sciences from 2009 to 2012. Dr. Kolchinsky earned his Ph.D. in virology from Harvard University and earned his bachelor’s degree in Biology from Cornell University. We believe Dr. Kolchinsky is qualified to serve on our Board of Directors because of his business experience including his experience as an institutional investor and his experience serving on the boards of various healthcare and life science companies.

Koji Miura has served as a director since October 2012. Mr. Miura is the founder and Managing Director of Miura & Associates Management Consultants Pte. Ltd. and serves on the boards of directors of Azeus Systems Holdings Ltd., Evolutional Material Pte. Ltd., Marine Tec Tachibana Pte. Ltd., Matsuura Singapore Pte. Ltd., Mercury Investment Holding Pte. Ltd., Richway Intelligence Trading & Technology Pte. Ltd., Sunmoon Pte. Ltd., Triple Farm Singapore Pte. Ltd. and WithArt Pte. Ltd. Mr. Miura holds a bachelor’s degree in Business Administration from the University of Aoyama Gakuin, Tokyo, Japan. We believe he is qualified to serve on our Board of Directors because of his broad business experience including his diverse background serving on the board of directors of various companies, both private and publicly-held, across multiple industries.

Ken Takanashi has served as a director since July 2012. Since 2002, Mr. Takanashi has served in various executive management and director roles at Shin Nippon Biomedical Laboratories Ltd., or “SNBL,” and its affiliates and currently serves as its Executive Vice President, Overseas Business. Mr. Takanashi was the Chief Financial Officer of SNBL USA, Ltd., a subsidiary of Shin Nippon Biomedical Laboratories, from 2012 to 2014. Mr. Takanashi earned an M.B.A. from the University of Warwick and received his bachelor’s degree from the University of Tokyo and is a Chartered Public Accountant. We believe he is qualified to serve on our Board of Directors because of his extensive experience leading research and development for biopharmaceutical companies and his business, financial and accounting credentials.

Masaharu Tanaka has served as a director since August 2014. Mr. Tanaka is the President of Kagoshima Development Co. Ltd., the general partner of Kagoshima Shinsangyo Sousei Investment Limited Partnership, or “KSS.” From 2013 to 2014, he was a Managing Director of the Kagoshima Lease Co. Ltd. and from 2007 to

2013, he served as the Auditing Officer of the Kagoshima Bank, Ltd. Mr. Tanaka earned his bachelor’s degree in Commercial Science from Seinan Gakuin University. We believe Mr. Tanaka is qualified to serve on our Board of Directors because of his broad business experience and deep financial experience as a venture capitalist and banker.

Takeshi Wada, Ph.D. is one of our founders and has served as a director since July 2013. Dr. Wada is a Professor at the Tokyo University of Science. From 1999 to 2013, Dr. Wada was an Associate Professor in the Graduate School of Frontier Sciences at The University of Tokyo and previously was an Assistant Professor in the Department of Life Science at Tokyo Institute of Technology. Dr. Wada earned his Ph.D. from Tokyo Institute of Technology Interdisciplinary Graduate School of Science and Engineering Department of Life Chemistry. He earned his master’s degree from the Tokyo Institute of Technology and completed his undergraduate studies at Tokyo University of Science Department of Applied Chemistry. We believe he is qualified to serve on our Board of Directors because of his extensive experience in biopharmaceutical research.

Pursuant to the Singapore Companies Act, Chapter 50, or the “Singapore Companies Act,” and our Constitution, our Board must have at least one director who is ordinarily resident in Singapore. Mr. Miura is our Singapore resident director. Due to the Singapore Companies Act requirement that we have at least one director who is ordinarily resident in Singapore in office at all times and the sole resident director cannot resign or step down unless there is at least one other resident director, in the event that Mr. Miura is not elected at the 2016 AGM, he will continue in office after the 2016 AGM as a member of our Board until his qualifying successor (i.e., a Singapore resident director) is appointed.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2015, there were six meetings of our Board of Directors, and the various committees of the Board met a total of three times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2015, except for Dr. Verdine, who attended four of the meetings of the Board held during fiscal 2015, Mr. Tanaka, who attended four of the meetings of the Board and committees of the Board held during 2015, and Mr. Miura, who attended none of the meetings of the Board held during 2015. The Board has adopted a policy under which each member of the Board has agreed to make reasonable efforts to attend each annual general meeting of our shareholders.

Audit Committee. Our Audit Committee met once during the fiscal year ended December 31, 2015, as it was formed in connection with our initial public offering, which closed in November 2015. Prior to that time, certain members of our Board of Directors carried out the roles and responsibilities of our later-formed Audit Committee in connection with the audits of the fiscal years ended December 31, 2013 and 2014, the quarterly reviews for the fiscal quarters ended March 31, 2015 and June 30, 2015 and our initial public offering, and these members held several meetings for such purposes. Our Audit Committee currently has three members: Mr. Takanashi (Chairman) and Messrs. Miura and Tanaka. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the responsibility to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Messrs. Miura and Tanaka satisfy the current independence standards promulgated by the SEC and by the NASDAQ Stock Market, as such standards apply specifically to members of audit committees. Mr. Takanashi is not considered an independent director under Rule 10A-3 of the Exchange Act in connection with his service on the Audit Committee. The Board has determined that each member of the Audit Committee meets the financial literacy requirements of the NASDAQ Stock Market Rules and that Mr. Takanashi qualifies an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.wavelifesciences.com.

Compensation Committee. Our Compensation Committee met once during the fiscal year ended December 31, 2015, as it was formed in connection with our initial public offering, which closed in November 2015. The Compensation Committee currently has two members: Dr. Kolchinsky (Chairman) and Mr. Takanashi. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2014 Equity Incentive Plan. The Compensation Committee is responsible for determining the compensation of our executive officers.

Each member of the Compensation Committee qualifies as independent under the definition promulgated by the NASDAQ Stock Market.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.wavelifesciences.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2015, as it was formed in connection with our initial public offering, which closed in November 2015. The Nominating and Corporate Governance Committee has two members: Mr. Takanashi (Chairman) and Dr. Kolchinsky. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance.

All members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. The qualifications, qualities and skills that the committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the Company’s current and long-term objectives and should be willing and able to contribute positively to the Company’s decision-making process.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our shareholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board is considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 70.

The Nominating and Corporate Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.wavelifesciences.com.

Procedures by which Shareholders may Nominate Directors

The Nominating and Corporate Governance Committee shall review and evaluate information available to it regarding director candidates proposed by shareholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates. The factors generally considered by the Nominating and Corporate Governance Committee are set out in our Corporate Governance Guidelines, which are publicly available on the “Investors & Media” section of our website at http://ir.wavelifesciences.com/ under the heading “Corporate Governance.” If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2017 Annual General Meeting of Shareholders, such shareholder must give timely notice of the nomination in writing to our General Counsel not less than 45 days prior to the date that is one year from the date on which we first mail our proxy statement relating to our 2016 AGM. All shareholder proposals should be marked for the attention of General Counsel, WAVE Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138.

Compensation Committee Interlocks and Insider Participation.

During 2015, the members of our Compensation Committee were Mr. Takanashi and Dr. Kolchinsky. Dr. Kolchinsky is the managing member of RA Capital Management, LLC, the general partner of RA Capital Healthcare Fund, L.P., one of our shareholders. Mr. Takanashi is a director and executive officer of Shin Nippon Biomedical Laboratories Ltd. and its affiliates, one of our shareholders. We have entered into certain transactions with affiliates of RA Capital Healthcare Fund, L.P. and Shin Nippon Biomedical Laboratories Ltd., as further described under “Certain Relationships and Related Person Transactions” below.

No officer or employee has served as a member of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Risk Oversight

Our Board of Directors oversees the risk management activities designed and implemented by our management. Our Board of Directors executes its oversight responsibility for risk management both directly and through its committees. Our Board of Directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board of Directors receives detailed regular reports from members of our management team and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board of Directors may delegate to the Audit Committee oversight of our risk management process. Our other Board committees will also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Familial Relationships

There are no familial relationships between any of our executive officers and directors.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer are presently separated at the Company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s unique circumstances at any given time and to serve the best interests of our shareholders.

Our Board administers its risk oversight function directly and through its committees. The Audit Committee receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. As part of its charter, our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on our Company and the steps we take to manage them. Our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management and risks arising from our compensation policies and programs. Our Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns or who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct such shareholder’s questions in writing to IR@wavelifesci.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

Set forth below is information as of July 15, 2016 regarding our executive officers who are not also directors.

Name	Age	Title
Christopher Francis, Ph.D.	38	Vice President, Head of Business Development
Roberto Guerciolini, M.D.	62	Senior Vice President, Head of Early Development
Kyle Moran	46	Vice President, Head of Finance
Michael Panzara, M.D.	49	Franchise Lead, Neurology
Chandra Vargeese, Ph.D.	55	Senior Vice President, Head of Drug Discovery

Christopher Francis, Ph.D. has served as our Vice President, Head of Business Development since April 2014. Prior to joining us, Dr. Francis held senior operational, strategic and business development roles within GlaxoSmithKline Oncology from 2009 to 2014 and was a member of the team that established GlaxoSmithKline’s Rare Disease Unit. Before GlaxoSmithKline, Dr. Francis was a health care private equity associate at Two River LLC from 2008 to 2009. He began his career in pharmaceutical pricing and reimbursement consulting at IMS Health. Dr. Francis earned undergraduate and graduate degrees in Biochemistry and Molecular Biology from the University of Melbourne and was a doctoral research associate at the University of Cambridge.

Roberto Guerciolini, M.D. has served as our Senior Vice President, Head of Early Development since March 2015. Dr. Guerciolini was Vice President, Emerging Business Unit at Shire AG from 2011 to 2014. He was Senior Vice President of Pharmaceutical Development at Dicerna Pharmaceuticals, Inc., a company he co-founded, from 2007 to 2011. From 2004 to 2007 he served as Chief Medical Officer of Sirna Therapeutics, which was acquired by Merck & Co. in 2006. Dr. Guerciolini also previously served as Senior Director of Experimental Medicine at Millennium Pharmaceuticals, as well as in clinical development roles at Hoffmann-La Roche and Schering-Plough Inc. Dr. Guerciolini received his medical degree and board certification in Internal Medicine from the University of Perugia Medical School in Italy. He completed a postdoctoral fellowship in Clinical Pharmacology at the Mayo Clinic and is certified by the American Board of Clinical Pharmacology. Dr. Guerciolini additionally earned an executive M.B.A. from the Haas School of Business, University of California, Berkeley.

Kyle Moran has served as our Vice President, Head of Finance since July 2014. Prior to joining us, Mr. Moran served as Chief Financial Officer and Chief Operating Officer of Veroha, Inc., an information assurance software company focused on electronic notary solutions, from 2010 to 2014. He was also a founding partner of Context Financial Services, LLC, a boutique consulting firm that provided interim CFO-services to start-up and middle market companies undergoing rapid expansion or needing expert financial counsel and worked there from 2006 to 2014. In addition, Mr. Moran held senior operational and financial roles at leading global financial services firms, including Zurich Scudder Investments, JPMorgan Chase and Putnam Investments. Mr. Moran holds a bachelor’s degree in Economics from Boston College and attended the Lemberg Master’s Program in International Economics and Finance at Brandeis University. Mr. Moran is a Chartered Financial Analyst.

Michael Panzara, M.D. joined us as our Franchise Lead, Neurology in July 2016. Prior to joining us, Dr. Panzara served in various roles at Sanofi Genzyme (and Genzyme Corporation before its merger with Sanofi in 2011) from 2009 to July 2016, most recently serving as Head of the Multiple Sclerosis, Neurology and Ophthalmology Therapeutic Area for Global Development and prior to that, he served as Group Vice President, Therapeutic Area Head, Multiple Sclerosis and Neurology. Prior to joining Genzyme, Dr. Panzara served in roles of increasing responsibility at Biogen, including Vice President, Chief Medical Officer, Neurology from 2006 to 2009 and in various roles in the Medical Research group from 2001 to 2006. In addition, from 1999 to 2011, Dr. Panzara was an Instructor in Neurology at Harvard Medical School and an Assistant in Neurology at

Massachusetts General Hospital (MGH). He trained in neurology at MGH from 1994 to 1998, and completed his post-doctoral training in immunology and rheumatology at Brigham and Women’s Hospital. Dr. Panzara holds a bachelor’s degree from the University of Pennsylvania, a medical degree from Stanford University School of Medicine, and a master’s degree in public health from the Harvard School of Public Health.

Chandra Vargeese, Ph.D. has served as our Senior Vice President, Head of Drug Discovery since August 2014. Before joining us, Dr. Vargeese served as Novartis’ Executive Director and Head of RNA Chemistry and Delivery, a position she held from 2008 to 2014. Prior to joining Novartis, Dr. Vargeese led siRNA delivery in the RNA Therapeutics division at Merck & Co., where she served as Senior Director and Head of RNA Chemistry and Delivery. Dr. Vargeese joined Merck through its acquisition of Sirna Therapeutics, where she was Vice President of Chemistry. Before Sirna, Dr. Vargeese served as Associate Director of Chemistry at NeXstar Pharmaceuticals and is the co-inventor of Macugen (pegaptanib), an approved therapy for treating wet AMD. Dr. Vargeese earned a Ph.D. in Organic Chemistry at the Indian Institute of Science, Bangalore, India and completed post-doctoral work at the University of Rhode Island.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2015 and 2014 to our President and Chief Executive Officer and our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2015 and were serving as executive officers as of such date.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Paul B. Bolno, M.D.	2015	450,000	112,500	841,986	1,744,232	112,500	397	3,261,615
President and Chief Executive Officer	2014	450,000	—	—	—	112,500	71	562,571
Christopher Francis, Ph.D.	2015	185,000	46,250	—	470,729	46,250	397	748,626
Vice President, Head of Business Development	2014	131,042	—	—	—	29,671	50	160,763
Chandra Vargeese, Ph.D.	2015	285,000	71,250	—	710,425	71,250	397	1,138,322
Senior Vice President, Head of Drug Discovery	2014	118,750	—	—	—	32,945	29	151,724

(1)	Amount represents the aggregate grant date fair value for the stock award identified, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 7 to the financial statements included in our 2015 Form 10-K.

(2)	Amounts represent the aggregate grant date fair value for the option awards identified, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 7 to the financial statements included in our 2015 Form 10-K.

(3)	Amounts reflect the value of annual premiums paid by us with respect to a life insurance policy for the benefit of the named executive officer.

Narrative to Summary Compensation Table

As a private company, our Board of Directors determined the compensation of our executive officers. Since we became a public company and established our Compensation Committee, this committee now reviews and discusses our executive officers’ proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Chief Executive Officer’s compensation is determined by the Compensation Committee without input from the Chief Executive Officer.

Employment Agreements

Paul B. Bolno, M.D. In December 2013, we entered into an employment agreement with Dr. Bolno pursuant to which he serves as our President and Chief Executive Officer. Dr. Bolno’s initial annual base salary was $450,000 and he initially had the opportunity to earn an annual performance bonus of up to 25% of his annual base salary, subject to the achievement of annual performance milestones defined by our Board of Directors in its sole discretion. In March 2016, Dr. Bolno’s annual base salary was increased effective as of January 1, 2016 to $490,000 and his annual target bonus percentage commencing with his 2016 bonus was increased to 50%.

Dr. Bolno is also entitled to certain benefits in connection with a termination of his employment or a change of control, which are discussed below under “—Potential Payments upon Termination or Change of Control.”

Christopher Francis, Ph.D. In March 2014, we entered into an offer letter agreement with Dr. Francis pursuant to which he serves as our Vice President, Business Development. Dr. Francis’ initial annual base salary was $185,000 and he initially had the opportunity to earn an annual performance bonus of up to 25% of his annual base salary, subject to the achievement of annual performance milestones defined by our Board of Directors in its sole discretion. In connection with this agreement, Dr. Francis was granted options to purchase 146,976 of our ordinary shares in March 2015. In December 2015, Dr. Francis’ annual base salary was increased effective as of January 1, 2016 to $275,000, and in March 2016, his annual target bonus percentage commencing with his 2016 bonus was increased to 35%.

Chandra Vargeese, Ph.D. In July 2014, we entered into an offer letter agreement with Dr. Vargeese pursuant to which she serves as our Senior Vice President, Head of Drug Discovery. Dr. Vargeese’s initial annual base salary was $285,000 and she initially had the opportunity to earn an annual performance bonus of up to 25% of her annual base salary, subject to on the achievement of annual performance milestones defined by our Board of Directors in its sole discretion. In connection with this agreement, Dr. Vargeese was granted options to purchase 220,464 of our ordinary shares in March 2015 and received a signing bonus of $15,000 in August 2015. In March 2016, Dr. Vargeese’s annual base salary was increased effective as of January 1, 2016 to $315,000 and her annual target bonus percentage commencing with her 2016 bonus was increased to 35%.

As a condition of their employment, each of our named executive officers has entered into a non-competition and non-solicitation agreement pursuant to which he or she has agreed not to compete with us for a period of 12 months after the termination of his or her employment. All agreements generally provide for at-will employment and that our named executive officers are eligible to participate in employee benefit plans of general applicability to other senior executives, which we maintain from time to time.

Non-Equity Incentive Plan Compensation

Pursuant to the terms of the named executive officer’s employment agreement or offer letter, each named executive officer was eligible to receive an annual bonus award for 2015 fiscal year performance of up to 25% of the executive officer’s annual base salary, subject to the achievement of annual performance milestones as determined by our Board of Directors in its sole discretion. Our 2015 goals included the financing of our business through the achievement of several value inflection points, the securing of adequate office and laboratory space to grow our business, the establishment of the breadth of our platform by demonstrating proof of concept across multiple modalities, the continued scaling of our manufacturing process and the hiring of additional employees to complete these goals. Our Board of Directors determined that we far exceeded our 2015 goals and therefore each of our named executive officers received the full amount of their targeted annual bonus award, plus additional amounts as described under “2015 Bonuses” below.

2015 Bonuses

In December 2015, our Board of Directors determined that we far exceeded our 2015 goals due to our completion of three financings during 2015 that resulted in gross proceeds to us of approximately $196 million (relative to the approximately $1 million on our balance sheet at the beginning of the fiscal year), the more than tripling of our workforce with strong, experienced hires during 2015, the securing and build-out of 32,000 sq. ft. of new office and laboratory space (relative to the 4,200 sq. ft. we leased as of the beginning of the fiscal year), plus the significant improvements in scaling our chemical process and the achievement of proof of concept data across multiple modalities. Accordingly, in addition to awarding each named executive officer the full amount of their targeted annual bonus award, our Board of Directors awarded each named executive officer an additional 25% cash bonus for his or her strong performance in 2015.

2014 Equity Incentive Plan

Our Board of Directors and shareholders have authorized 5,064,544 ordinary shares for the granting of incentive share options, non-qualified share options, or “NQSOs,” share appreciation rights and restricted awards. The maximum number of ordinary shares with respect to awards which may be granted to any participant under the 2014 Equity Incentive Plan is 450,000 shares. In the event of a share dividend, split, recapitalization or reorganization or other change in capital structure, our Board of Directors will make appropriate adjustments to these amounts.

Any shares subject to an award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, will again become available for issuance under the 2014 Equity Incentive Plan. However, shares subject to an award under the 2014 Equity Incentive Plan will not again be made available for issuance or delivery under the 2014 Equity Incentive Plan if such shares are (i) shares tendered in payment of the exercise price of an option; (ii) shares delivered or withheld by us to satisfy any tax withholding obligation; or (iii) shares covered by a share-settled share appreciation right or other awards that were not issued upon the settlement of the award.

If we are acquired, our Board of Directors (or Compensation Committee) will with respect to options and share appreciation rights: (i) make appropriate provision for the continuation of the option or share appreciation right by substituting on an equitable basis for the ordinary shares then subject to such option or share appreciation right either the consideration payable with respect to the outstanding ordinary shares in connection with the corporate transaction or securities of any successor or acquiring entity; (ii) cancel or arrange for the cancellation of the options or share appreciation rights, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for a payment in cash or ordinary shares as determined by our Board of Directors, in an amount equal to the amount by which the then-fair market value of the ordinary shares subject to such vested option or share appreciation right exceeds the exercise price; or (iii) after giving holders an opportunity to exercise to the extent vested their outstanding options or share appreciation rights, terminate any or all unexercised options and share appreciation rights at such time as our Board of Directors deems appropriate. If we are acquired, our Board of Directors (or Compensation Committee) will with respect to outstanding restricted awards make appropriate provision for the continuation of such restricted awards on the same terms and conditions by substituting on an equitable basis for the ordinary shares then subject to such restricted awards either the consideration payable with respect to the outstanding ordinary shares in connection with the transaction or securities of any successor or acquiring entity. In lieu of the foregoing, if we are acquired, the Board of Directors may provide that, upon consummation of the acquisition, each outstanding restricted award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of ordinary shares comprising such restricted award to then extent then vested.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table shows grants of share options outstanding on the last day of the fiscal year ended December 31, 2015 to each of the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Paul B. Bolno, M.D.	181,343	362,682	(1)	$2.47	3/10/2025
Christopher Francis, Ph.D.	61,240	85,736	(2)	$2.47	3/10/2025
Chandra Vargeese, Ph.D.	73,488	146,976	(3)	$2.47	3/10/2025

(1)	Vests in equal monthly installments over 36 months, commencing on December 12, 2014, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon a change of control.

(2)	25% vested on April 15, 2015 and the remainder of the option vests in equal monthly installments over 36 months, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon a change of control.

(3)	25% vested on August 1, 2015 and the remainder of the option vests in equal monthly installments over 36 months, subject to such officer’s continued service with us on each such vesting date. The option shall become fully vested upon a change of control.

Potential Payments upon Termination or Change-In-Control

Pursuant to the applicable option agreements with each of Drs. Bolno, Francis and Vargeese, all unvested shares underlying outstanding options will become fully vested upon a change of control which is defined as follows: (i) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (ii) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval.

Additionally, if we terminate Dr. Bolno’s employment without cause (but not including termination due to his death or disability), then he will be entitled to receive as of the date of termination continued payment of his base salary for 12 months.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2015 to each of our non-employee directors. Directors who are also employees are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)		Total ($)
Gregory L. Verdine, Ph.D.	—		150,000	(1)	150,000
Peter Kolchinsky, Ph.D.	—		—		—
Koji Miura	4,518	(2)	4,518		4,518
Ken Takanashi	—		—		—
Masaharu Tanaka	—		—		—
Takeshi Wada, Ph.D.	—		24,900	(3)	24,900

(1)	Amount paid pursuant to a consulting agreement between the Company and Dr. Verdine.

(2)	Amount paid as a fee for serving on our Board of Directors pursuant to a nominee director fee agreement between the Company and Miura & Associates Management Consultants Pte. Ltd. and reflects the converted to U.S. dollar value of S$6,000 (Singapore dollars) at an average conversion rate for 2015 of 1.27 Singapore dollars per U.S. dollar.

(3)	Amount paid as a fee for the provision of scientific advisory services to WAVE Life Sciences (Japan), or “WAVE Japan,” our wholly owned subsidiary, and reflects the converted to U.S. dollar value of ¥3,000,000 at an average conversion rate for 2015 of 120.48 yen per U.S. dollar.

For a more detailed description of these arrangements see “Certain Relationships and Related Transactions.”

Our Board of Directors has adopted a non-employee director compensation policy, which will take effect on the first date following the 2016 AGM on which an additional director who satisfies the independence standards promulgated by the NASDAQ Stock Market is elected to the Board (subject to the shareholders’ approval of Proposal 3 at the 2016 AGM). For a description of such policy, see “Proposal 3: Non-Employee Directors’ Compensation.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our 2014 Equity Incentive Plan, which was our only equity compensation plan in effect as of December 31, 2015.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	2,215,342	$3.88	2,658,346
Equity compensation plans not approved by security holders	—	—	—
Total	2,215,342	$3.88	2,658,346

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s role and responsibilities are set forth in the Audit Committee charter adopted by the Board, which is available on our website at www.wavelifesciences.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2015, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and KPMG LLP, our independent registered public accounting firm;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with Auditing Standard No. 16 – Communications with Audit Committees; and

•	Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Members of the Audit Committee
Ken Takanashi, Chair
Koji Miura
Masaharu Tanaka

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports that were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2015 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our ordinary shares, on an as-converted basis, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We refer to such transactions as “related party transactions” and such persons as “related parties.” With the approval of our Board of Directors, we have engaged in the related party transactions described below.

Related Party Transaction Policy

Our Board of Directors has adopted a written policy that requires our management to identify proposed related party transactions and present information about the proposed related party transaction to our Audit Committee, or if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review and if deemed appropriate, for approval by the committee. In approving or rejecting such proposed related party transaction, the committee is required to consider relevant facts and circumstances. The committee approves only those transactions that, in light of known circumstances, are deemed to be in our best interests. In the event that any member of the committee is not a disinterested person with respect to the related party transaction under review, that member is excluded from the review and approval or rejection of such related party transaction: provided, however, that such committee member may be counted in determining the presence of a quorum at the meeting of the committee at which such transaction is considered. If we become aware of an existing related party transaction which has not been approved under the policy, the matter will be referred to the committee. The committee evaluates all options available, including ratification, revision or termination of such transaction. In the event that management determines that it is impractical or undesirable to wait until a meeting of the committee to consummate a related party transaction, the chair of the committee may approve such transaction in accordance with the related person transaction approval policy. Any such approval must be reported to the committee at the next regularly scheduled meeting.

Participation in Initial Public Offering

In our initial public offering, which we completed in November 2015, certain of our 5% shareholders and their affiliates purchased an aggregate of 3,951,250 of our ordinary shares. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the aggregate number of our ordinary shares that these shareholders and their affiliates purchased in our initial public offering:

Purchaser	Ordinary Shares
RA Capital Healthcare Fund, L.P.(1)	1,875,000
Teva Pharmaceutical Industries Limited(2)	1,875,000
Kagoshima Sinsangyo Sousei Investment Limited Partnership(3)	76,250
Shin Nippon Biomedical Laboratories Ltd.(4)	125,000

(1)	Peter Kolchinsky, Ph.D., a member of our Board of Directors, is the managing member of RA Capital Management, LLC, the general partner of RA Capital Healthcare Fund, L.P.

(2)	Teva Pharmaceutical Industries Limited did not own any of our shares prior to our initial public offering and became a greater than 5% holder of our ordinary shares as a result of its participation in our initial public offering.

(3)	Masaharu Tanaka, a member of our Board of Directors, is the President of Kagoshima Development Co. Ltd., the general partner of Kagoshima Shinsangyo Sousei Investment Limited Partnership.

(4)	Shares purchased by SNBL USA, Ltd., an affiliate of Shin Nippon Biomedical Laboratories Ltd. Ken Takanashi, a member of our Board of Directors, is a director and executive officer of SNBL and its affiliates.

Private Placements of Shares

Issuance of Series B Preferred Shares in August 2015

In August 2015, we issued an aggregate of 5,334,892 Series B preferred shares at a purchase price of $12.37 per share to 19 accredited investors, including the following related parties, each of whom purchased the number of Series B preferred shares indicated below.

Name	Series B Preferred Shares
Foresite Capital Fund III, L.P.	1,333,725
Entities affiliated with FMR LLC(1)	1,212,477
Entities affiliated with RA Capital Healthcare Fund, L.P.(2)	1,172,060
Entities affiliated with Shin Nippon Biomedical Laboratories, Ltd.(3)	161,663
Kagoshima Shinsangyo Sousei Investment Limited Partnership (4)	161,663

(1)	Consists of (i) 982,333 shares purchased by Fidelity Select Portfolios: Biotechnology Portfolio and (ii) 230,144 shares purchased by Fidelity Advisor Series VII: Fidelity Biotechnology Fund.

(2)	Consists of (i) 970,466 shares purchased by RA Capital Healthcare Fund, L.P., or “RA Capital,” and (ii) 201,594 shares purchased by Blackwell Partners LLC—Series A. RA Capital Management, LLC is the general partner of RA Capital, and the investment adviser for Blackwell Partners LLC—Series A. Peter Kolchinsky, Ph.D., who serves on our Board of Directors, is a founder, managing partner and portfolio manager of RA Capital Management LLC, the general partner of RA Capital.

(3)	Shares purchased by SNBL USA, Ltd., an affiliate of SNBL. Ken Takanashi, a member of our Board of Directors, is a director and executive officer of SNBL and its affiliates.

(4)	Masaharu Tanaka, a member of our Board of Directors, is the President of Kagoshima Development Co. Ltd., the general partner of Kagoshima Shinsangyo Sousei Investment Limited Partnership.

Issuance of Ordinary Shares in January 2015

In January 2015, we issued an aggregate of 4,769,077 ordinary shares at a purchase price of $2.47 per share to two accredited investors, both of whom are beneficial owners of more than 5% of our outstanding shares. RA Capital Health Care Fund, L.P., or “RA Capital,” purchased 4,041,591 ordinary shares in this transaction at an aggregate purchase price of $10.0 million. Peter Kolchinsky, Ph.D., who serves on our Board of Directors, is a founder, managing partner and portfolio manager of RA Capital Management, LLC, the general partner of RA Capital. Kagoshima Shinsangyo Sousei Investment Limited Partnership, or “KSS,” purchased 727,486 ordinary shares in this transaction at an aggregate purchase price of $1.8 million. Masaharu Tanaka, who serves on our Board of Directors, is the President of Kagoshima Development Co. Ltd., the general partner of KSS.

Issuance of Ordinary Shares in May 2016

In May 2016, we issued an aggregate of 1,875,000 ordinary shares to an affiliate of Pfizer Inc., or “Pfizer,” in connection with our concurrent entry into a Research, License and Option Agreement with Pfizer, as further described below under “Pfizer Research, License and Option Agreement and Share Purchase Agreement.”

Indemnification Agreements with Officers and Directors

We have entered into deeds of indemnity with our directors and certain of our executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Singapore law against liabilities that may arise by reason of their service to us, as a result of any proceeding against them as to which they could be indemnified. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Constitution, agreement, vote of shareholders or disinterested directors or otherwise if he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties or to be in default thereof, or where the Singapore courts have declined to grant relief.

Registration Rights

The holders of 16,433,297 ordinary shares and the holders of 3,901,348 Series A preferred shares have entered into agreements with us that provide certain registration rights to these holders and future transferees of their securities. Such holders include the following related parties:

Name	Securities
Entities affiliated with Shin Nippon Biomedical Laboratories, Ltd.(1)	5,760,478
Entities affiliated with RA Capital Healthcare Fund, L.P.(2)	5,213,651
Kagoshima Shinsangyo Sousei Investment Limited Partnership	3,152,440
Pfizer Inc.(3)	1,875,000
Foresite Capital Fund III, L.P.	1,333,725
Entities affiliated with FMR LLC(4)	1,212,477
Gregory L. Verdine, Ph.D.	202,079
Paul B. Bolno, M.D.	190,856
Takeshi Wada, Ph.D.	100,635

(1)	Consists of 1,859,130 ordinary shares and 3,901,348 Series A preferred shares held by SNBL.

(2)	Consists of (i) 5,012,057 ordinary shares held by RA Capital and (ii) 201,594 shares held in a separately managed account for which RA Capital Management, LLC, the general partner of RA Capital, is investment advisor.

(3)	Shares held by C.P. Pharmaceuticals International C.V., an indirect wholly-owned subsidiary of Pfizer Inc.

(4)	Consists of (i) 982,333 shares purchased by Fidelity Select Portfolios: Biotechnology Portfolio and (ii) 230,144 shares purchased by Fidelity Advisor Series VII: Fidelity Biotechnology Fund. These entities are managed by direct or indirect subsidiaries of FMR LLC.

Consulting Agreement with Gregory L. Verdine, Ph.D.

Gregory L. Verdine, Ph.D., our Chairman, entered into a consulting agreement with WAVE Life Sciences USA, Inc., or “WAVE USA,” our wholly owned subsidiary, dated as of April 1, 2012, pursuant to which Dr. Verdine serves as a scientific advisor. The consulting agreement does not have a specified term and may be terminated by either party upon 14 days’ prior written notice. WAVE USA pays Dr. Verdine $12,500 per month. In 2015, we paid Dr. Verdine $150,000 under this agreement.

Agreement with Takeshi Wada, Ph.D.

We pay Takeshi Wada, Ph.D., a member of our Board of Directors, ¥250,000 per month in connection with his provision of scientific advisory services to WAVE Life Sciences (Japan), our wholly owned subsidiary. We do not have a formal agreement with Dr. Wada related to his provision of these services. In 2015, we paid Dr. Wada $24,900 for these scientific advisory services.

Agreements with SNBL

Ken Takanashi, a member of our Board of Directors, is a director and executive officer of SNBL and its affiliates. Pursuant to the terms of a commercial lease agreement with SNBL USA, Ltd., an affiliate of SNBL (which parties shall collectively be referred to as “SNBL” for this paragraph only), which WAVE USA entered into in January 2010, WAVE USA leased its corporate office space in Boston, Massachusetts under a non-cancellable operating sublease with SNBL. On September 22, 2015, we terminated our sublease with SNBL and exited the premises on October 2, 2015. As a result of the termination of the sublease, we recorded approximately $201,000 of additional depreciation and $91,000 of exit costs during the fiscal year ended December 31, 2015. In connection with the termination, we agreed to guarantee SNBL certain obligations of an unrelated third party who entered into a sublease agreement with SNBL effective October 2, 2015. The guarantee provides that in the event the sub-lessee does not meet its lease obligations to SNBL, the Company will make the required payments. The guarantee agreement is effective through August 2019, when the final lease payments are due, and coincides with the original expiration of the lease. We simultaneously entered into an indemnification agreement with the sub-lessee to indemnify us for any costs incurred under the guaranty made by us to SNBL. The maximum amount of the guarantee over the three-year and six-month sub-lease period is $600,000, exclusive of any indemnification from the sub-lessee. In 2015, we paid SNBL $178,020 under this lease.

In addition, pursuant to the terms of certain service agreements we have with SNBL, in 2015, we paid SNBL $15,397 for accounting and administrative services and $103,200 for contract research services provided to us and our affiliates.

Voting Agreement

Pursuant to the terms of a voting agreement that we entered into with certain holders of our ordinary shares and preferred shares dated as of August 14, 2015, such shareholders had the right to designate members for election to our Board of Directors. The voting agreement terminated upon the completion of our initial public offering in November 2015.

Pfizer Research, License and Option Agreement and Share Purchase Agreement

On May 5, 2016, we entered into a Research, License and Option Agreement with Pfizer Inc., which we refer to herein as the “Pfizer Collaboration Agreement.” Simultaneously with the entry into the Pfizer Collaboration Agreement, on May 5, 2016, we entered into a Share Purchase Agreement, or the “Pfizer Equity Agreement,” with C.P. Pharmaceuticals International C.V., an affiliate of Pfizer, or the “Pfizer Affiliate.” We refer to the Pfizer Collaboration Agreement and the Pfizer Equity Agreement herein collectively as the “Pfizer Agreements.”

Pursuant to the terms of the Pfizer Collaboration Agreement, we and Pfizer have agreed to collaborate on the discovery, development and commercialization of stereopure oligonucleotide therapeutics for up to five programs (each, a “Pfizer Program”), each directed at a genetically-defined hepatic target selected by Pfizer. Under the Pfizer Collaboration Agreement, the parties agreed to collaborate during a four-year research term. The term of the Pfizer Collaboration Agreement runs from the effective date until the date of the last to expire payment obligations with respect to each Pfizer Program and with respect to each Company program, and expires on a program-by-program basis accordingly.

Under the terms of the Pfizer Agreements, Pfizer agreed to pay us $40 million upfront, $30 million of which was in the form of an equity investment in our ordinary shares. Subject to option exercises by Pfizer, assuming five potential products are successfully developed and commercialized, we may earn up to an additional $871 million in potential research, development and commercial milestone payments, plus royalties, tiered up to low double-digits, on sales of any products that may result from the collaboration pursuant to the Pfizer Collaboration Agreement.

Under the Pfizer Equity Agreement, we issued 1,875,000 ordinary shares, or the “Pfizer Shares,” to the Pfizer Affiliate at a purchase price of $16.00 per share, for an aggregate purchase price of $30 million. Under the terms of the Pfizer Equity Agreement, the Pfizer Affiliate agreed that the Pfizer Shares will be subject to a lock-up restriction, such that the Pfizer Affiliate will not, and will also cause its affiliates not to, without our prior approval, sell, transfer or otherwise dispose of the Pfizer Shares until certain specified periods of time after the effective date of the Pfizer Equity Agreement. We also agreed to provide the Pfizer Affiliate with registration rights, as described under “Registration Rights” above.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Constitution requires that each of our directors retire at each annual general meeting of our shareholders, and each retiring director is then eligible for re-election. The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated each of Paul B. Bolno, M.D., Gregory L. Verdine, Ph.D., Peter Kolchinsky, Ph.D., Koji Miura, Ken Takanashi, Masaharu Tanaka and Takeshi Wada, Ph.D. for election at the 2016 AGM. Voting on the election of each nominee will be done separately. If each such nominee is elected, he will serve on our Board of Directors until our 2017 Annual General Meeting of Shareholders and until his successor has been elected and qualified.

Pursuant to the Singapore Companies Act and our Constitution, our Board must have at least one director who is ordinarily resident in Singapore. Mr. Miura is our Singapore resident director. Due to the Singapore Companies Act requirement that we have at least one director who is ordinarily resident in Singapore in office at all times and the sole resident director cannot resign or step down unless there is at least one other resident director, in the event that Mr. Miura is not elected at the 2016 AGM, he will continue in office after the 2016 AGM as a member of our Board until his qualifying successor (i.e., a Singapore resident director) is appointed.

Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy card will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Each nominee for director who receives the affirmative vote of a majority of the votes cast by the holders of ordinary shares voting either in person or by proxy at the 2016 AGM will be elected (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF PAUL B. BOLNO, M.D., GREGORY L. VERDINE, PH.D., PETER KOLCHINSKY, PH.D., KOJI MIURA, KEN TAKANASHI, MASAHARU TANAKA AND TAKESHI WADA, PH.D., AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND

INDEPENDENT SINGAPORE AUDITOR AND

AUDITOR REMUNERATION

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm and independent Singapore auditor to audit our financial statements for the fiscal year ending December 31, 2016.

For the fiscal year ended December 31, 2015, KPMG LLP was our independent registered public accounting firm and the independent Singapore auditor of our Singapore Statutory Financial Statements. Pursuant to Section 205(2) and 205(4) of the Singapore Companies Act, any re-appointment after the initial appointment of our independent Singapore auditor, or its subsequent removal, requires the approval of our shareholders. The Board proposes that the shareholders approve the re-appointment of KPMG LLP as our independent registered public accounting firm and the independent Singapore auditor of our Singapore Statutory Financial Statements.

We expect that representatives of KPMG LLP will be present at the 2016 AGM, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Pursuant to Section 205(16) of the Singapore Companies Act, the remuneration of a company’s auditor shall be fixed by the shareholders in a general meeting or the shareholders may authorize directors to fix the remuneration. Our Board believes that it is appropriate for the Audit Committee, as part of its oversight responsibilities, to fix the auditor’s remuneration. Our Board therefore also proposes that the shareholders authorize the Audit Committee to fix KPMG LLP’s remuneration for services rendered as our independent registered public accounting firm and independent Singapore auditor through the date of our 2017 Annual General Meeting of Shareholders.

In deciding to re-appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2016.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP, our independent registered public accounting firm and independent Singapore auditor, for the services described in the table.

2015
Audit fees(1)	$1,983,053
Audit-related fees(2)	—
Tax fees(2)	—
All other fees(2)	—

(1)	We engaged KPMG LLP as our independent registered public accounting firm and independent Singapore auditor in 2015 in connection with our initial public offering. Audit fees for 2015 consisted of aggregate fees for professional services rendered in connection with: our registration statement on Form S-1 related to our initial public offering, our registration statement on Form S-8, the annual audit of our consolidated financial statements for the fiscal years ended December 31, 2013, 2014 and 2015 on Form 10-K, the review of our quarterly consolidated financial statements for the period ended September 30, 2015 on Form 10-Q, consultations on accounting matters directly related to the audit, comfort letters, or consents and review of other documents filed with the SEC and the audit of our Singapore Statutory Financial Statements for the year ended December 31, 2015.

(2)	There were no audit-related, tax or other fees in 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant and Independent Singapore Auditor

In connection with our initial public offering, we adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm and independent Singapore auditor. As part of its review, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Prior to engagement of an independent registered public accounting firm and independent Singapore auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm and independent Singapore auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm and independent Singapore auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2016 AGM is required to approve the re-appointment of our independent Singapore auditor and authorize the Audit Committee to fix the auditor’s remuneration (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RE-APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT SIGNAPORE AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2016 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX KPMG LLP’S REMUNERATION FOR SUCH SERVICES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL AND AUTHORIZATION UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

PROPOSAL 3: NON-EMPLOYEE DIRECTORS’ COMPENSATION

Under the laws of Singapore, our shareholders must approve all cash and equity-based compensation paid by us to our directors for services rendered in their capacity as directors. Our Board of Directors has adopted a non-employee director compensation policy, which will take effect on the first date following the 2016 AGM on which an additional director who satisfies the independence standards promulgated by the NASDAQ Stock Market is elected to the Board (subject to the shareholders’ approval of this Proposal 3 at the 2016 AGM). Accordingly, we are seeking shareholder approval to provide payment of the following compensation pursuant to such policy to our non-employee directors for service on the Board and its committees during the period from the effective date of such policy through and including the date on which our 2017 Annual General Meeting of Shareholders is held:

•	Annual cash compensation of $35,000 to each non-employee director, other than the Chairman of the Board, and cash compensation of $60,000 to the non-employee Chairman of the Board.

•	Additional annual cash compensation of $15,000 to the Chairman of the Audit Committee and $7,500 to each member of the Audit Committee other than the Chairman, in each case provided that such person is an independent director.

•	Additional annual cash compensation of $10,000 to the Chairman of the Compensation Committee and $5,000 to each member of the Compensation Committee other than the Chairman, in each case provided that such person is an independent director.

•	Additional annual cash compensation of $8,000 to the Chairman of the Nominating and Corporate Governance Committee and $4,000 to each member of the Nominating and Corporate Governance Committee other than the Chairman, in each case provided that such person is an independent director.

•	One-time equity grant upon initial appointment or election to the Board of 18,000 share options, 25% of which shall vest on the first anniversary of the grant and the remaining 75% of which shall vest monthly thereafter for three years.

•	Annual equity grant of 9,000 share options, all of which shall vest on the first anniversary of the grant.

•	The foregoing cash amounts shall be pro-rated from the effective date of the non-employee director compensation policy through the date of our 2017 Annual General Meeting of Shareholders.

•	Additional pro rata cash compensation of the annual cash compensation amounts set forth above shall be made, as applicable, to (i) any director who ceases to be a director, Chairman of the Board or member or chairman of any committee of the Board following the effective date of the non-employee director compensation policy and (ii) any new non-employee director who is appointed by the Board, any independent director who is appointed to the position of Chairman of the Board or chairman of any such committee of the Board or any independent director who is appointed to serve on any such committee of the Board, in each case after the effective date of the non-employee director compensation policy, for their services rendered as a director and/or committee member.

No director will be eligible to receive any such compensation, and no such compensation will be paid, until the non-employee director compensation policy approved by the Board becomes effective. Directors who are employed by us are ineligible to receive compensation from us for services rendered in their capacity as directors.

We believe the authorization requested in this Proposal 3 will benefit our shareholders by enabling us to attract and retain qualified individuals to serve as members of our Board and to continue to provide leadership to the Company.

Additionally, we are seeking shareholder approval of payments made by the Company to an affiliate of Koji Miura, a member of the Board, for services rendered by Mr. Miura in his capacity as a director. Miura &

Associates Management Consultants Pte. Ltd., or “Miura & Associates,” of which Mr. Miura is founder and Managing Partner, receives S$6,000 (Singapore dollars) annually from the Company for Mr. Miura’s Board services pursuant to a nominee director fee agreement between the Company and Miura & Associates.

The affirmative vote of a majority of the votes cast by holders of ordinary shares voting in person or by proxy at the 2016 AGM is required to approve the non-employee directors’ compensation (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-EMPLOYEE DIRECTORS’ COMPENSATION.

PROPOSAL 4: ORDINARY SHARE ALLOTMENTS AND ISSUANCES

We are incorporated in the Republic of Singapore. Under the laws of Singapore, our directors may issue ordinary shares and make offers or agreements or grant options that might or would require the issuance of ordinary shares only with the prior approval of our shareholders. We are submitting this proposal to authorize our Board (or a committee thereof) to allot and issue our ordinary shares from time to time, as set forth below, because we are required to do so under the laws of Singapore before we can issue any ordinary shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.

If this proposal is approved, the authorization would be effective from the date of the 2016 AGM and continue until the earlier of (i) the conclusion of our 2017 Annual General Meeting of Shareholders or (ii) the expiration of the period within which our 2017 Annual General Meeting of Shareholders is required by the laws of Singapore to be held. Our 2017 Annual General Meeting of Shareholders is required to be held no later than 15 months after the date of the 2016 AGM or within six months from the financial year end, whichever is earlier. The laws of Singapore allow for an application to be made to the Singapore Accounting and Corporate Regulatory Authority to extend the deadline for holding an annual general meeting for an additional maximum of two months, which may be granted in the discretion of that authority.

Our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize the directors to issue ordinary shares and to make, enter into or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the future, the directors may need to issue ordinary shares or make agreements that would require the allotment and issuance of new ordinary shares. For example, we may issue ordinary shares:

•	in connection with strategic transactions and acquisitions;

•	pursuant to public and private offerings of our ordinary shares, as well as instruments (including debt instruments) convertible into our ordinary shares; or

•	in connection with our equity compensation plans and arrangements.

Notwithstanding this general authorization to allot and issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required under the NASDAQ Stock Market rules, such as if we were to propose an issuance of ordinary shares that would result in a change in control of the Company or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

We expect that we will continue to issue ordinary shares and grant share options, and other equity-based awards in the future under circumstances similar to those in the past. As of the date of this proxy statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements, including any equity compensation plans and awards we have assumed or may assume as a result of any acquisitions we may make, we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares.

If this proposal is approved, our directors would be authorized to allot and issue ordinary shares, during the period described above, subject to our Constitution, applicable Singapore laws and the NASDAQ Stock Market rules. The issuance of a large number of ordinary shares (or instruments convertible into ordinary shares) could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on the NASDAQ Global Market. If this proposal is not approved, we would not be permitted to issue ordinary shares (other than shares issuable on exercise or settlement of outstanding options and other instruments convertible into or exercisable for ordinary shares or the like, which were previously granted). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

Accordingly, our Board seeks shareholder approval of Ordinary Resolution 4 as set out in the Notice.

The affirmative vote of a majority of the ordinary shares held by the shareholders present in person or represented by proxy at the 2016 AGM and entitled to vote on the proposal is required to authorize the Board of Directors to allot and issue ordinary shares of the Company (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF ORDINARY SHARE ALLOTMENTS AND ISSUANCES.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our employees. The text of the code of conduct and ethics is posted on our website at www.wavelifesciences.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K filed with the SEC within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the 2016 AGM. If any other business is properly brought before the 2016 AGM, proxies will be voted in accordance with the judgment of the persons named therein.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2017 Annual General Meeting of Shareholders, we must receive shareholder proposals (other than for director nominations) no later than March 17, 2017. To be considered for presentation at our 2017 Annual General Meeting of Shareholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than May 31, 2017. Shareholder proposals are also subject to the requirements of the Singapore Companies Act as described in the paragraph below. Proposals that are not received in a timely manner will not be voted on at our 2017 Annual General Meeting of Shareholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of General Counsel, WAVE Life Sciences Ltd., 733 Concord Avenue, Cambridge, MA 02138.

In addition, under Section 183 of the Singapore Companies Act, only registered shareholders representing not less than 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least S$500 (Singapore dollars) each may, at their expense, request that we include and give notice of their proposal for our 2017 Annual General Meeting of Shareholders. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the shareholders making the request and be deposited at our registered office in Singapore, 8 Cross Street #10-00, PWC Building, Singapore 048424 at least six weeks prior to the date of our 2017 Annual General Meeting of Shareholders in the case of a request requiring notice of a resolution, or at least one week prior to the date of our 2017 Annual General Meeting of Shareholders in the case of any other request.

Cambridge, Massachusetts

July 15, 2016

Appendix A

WAVE Life Sciences Ltd. and its Subsidiaries

Registration Number: 201218209G

Singapore Statutory Financial Statements

Year ended December 31, 2015

KPMG LLP (Registration No. T08LL1267L), an accounting Ltd.

liability partnership registered in Singapore under the Ltd.

Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated

with KPMG International Cooperative (“KPMG International”),

a Swiss entity.

WAVE Life Sciences Ltd. and its Subsidiaries

Singapore Statutory Financial Statements

Year ended December 31, 2015

2

WAVE Life Sciences Ltd. and its Subsidiaries

Directors’ Statement

Year ended December 31, 2015

Directors’ Statement

The directors are pleased to submit this annual report to the members of WAVE Life Sciences Ltd. (“the Parent”), together with this directors’ statement, the audited financial statements for the financial year ended December 31, 2015 and the auditors’ report thereon.

In our opinion:

a)	the consolidated financial statements of WAVE Life Sciences Ltd. and its subsidiaries (together “the Company”) and the supplementary financial information of the Parent set out on pages F-1 to F-42 are drawn up so as to give a true and fair view of the financial position of the Company and of the Parent as at December 31, 2015, the financial performance, changes in equity and cash flows of the Company for the year ended on that date in accordance with the provisions of the Singapore Companies Act, Chapter 50 and accounting principles generally accepted in the United States of America; and

b)	at the date of this statement, there are reasonable grounds to believe that WAVE Life Sciences Ltd. will be able to pay its debts as and when they fall due.

The Board of Directors has, on the date of this statement, authorised these financial statements for issue.

Directors

The directors in office at the date of this statement are as follows:

Paul B. Bolno	Managing Director
Ken Takanashi
Koji Miura
Gregory L. Verdine
Takeshi Wada
Masaharu Tanaka
Peter Kolchinsky	(Appointed on January 16, 2015)

3

WAVE Life Sciences Ltd. and its Subsidiaries

Directors’ Statement

Year ended December 31, 2015

Directors’ Interests

According to the register kept by WAVE Life Sciences Ltd. for the purposes of Section 164 of the Companies Act, Chapter 50 (“the Act”) and the WAVE Life Sciences Ltd. option ledger, particulars of interests of directors who held office at the end of the financial year (including those held by their spouses and infant children) in shares, debentures, warrants and share options of WAVE Life Sciences Ltd. or in related corporations (other than wholly-owned subsidiaries) are as follows:

Name of director and corporation in which interests are held	Holdings as of January 1, 2015(1)	Holdings as of December 31, 2015
Paul B. Bolno
WAVE Life Sciences Ltd.
- Ordinary shares	—	190,856
- Options to subscribe for ordinary shares at:
- US$2.47 between March 10, 2015 and March 10, 2025	—	544,025

Gregory L. Verdine
WAVE Life Sciences Ltd.
- Ordinary shares	202,079	202,079
- Options to subscribe for ordinary shares at:
- US$2.47 between March 10, 2015 and March 10, 2025	—	532,803
- US$2.47 between March 10, 2015 and March 10, 2025(2)	—	14,699

Takeshi Wada
WAVE Life Sciences Ltd.
- Ordinary shares	100,635	100,635
- Options to subscribe for ordinary shares at:
- US$2.47 between March 10, 2015 and March 10, 2025	—	14,699

(1)	On November 1, 2015, WAVE Life Sciences Ltd.’s board of directors and shareholders approved a 4.0415917-for-1 share split of WAVE Life Sciences Ltd.’s issued and outstanding ordinary shares, Series A preferred shares and Series B preferred shares. The share amounts presented as the holdings as January 1, 2015 above have been retroactively adjusted to reflect the 4.0415917-for-1 share split.
(2)	These options were granted to Kasumi Verdine, Gregory L. Verdine’s spouse, as a part of her compensation as an employee of WAVE Life Sciences USA, Inc., a subsidiary of WAVE Life Sciences Ltd.

Except as disclosed in this statement, no director who held office at the end of the financial year had interests in shares, debentures, warrants or share options of WAVE Life Sciences Ltd., or of its related corporations, either at the beginning of the financial year, or date of his/her appointment to this board of directors, if later.

Except as disclosed in Note 7 to the consolidated financial statements, there were no unissued shares of WAVE Life Sciences Ltd. or its subsidiaries under options granted by WAVE Life Sciences Ltd. or its subsidiaries as at the end of the financial year.

4

WAVE Life Sciences Ltd. and its Subsidiaries

Directors’ Statement

Year ended December 31, 2015

Auditors

KPMG LLP were appointed as auditors of WAVE Life Sciences Ltd. on June 11, 2015. The auditors, KPMG LLP, have indicated their willingness to accept appointment.

On behalf of the Board of Directors,

/s/ Ken Takanashi
Ken Takanashi
Director

/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
Director

  July 15, 2016

5

KPMG LLP 16 Raffles Quay #22-00 Hong Leong Building Singapore 048581	Telephone +65 6213 3388 Fax +65 6225 0984 Internet www.kpmg.com.sg

Independent auditors’ report

Members of WAVE Life Sciences Ltd.

Report on the financial statements

We have audited the accompanying consolidated financial statements of WAVE Life Sciences Ltd. and its subsidiaries (“the Company”) and the supplementary financial information of WAVE Life Sciences Ltd. (the “Parent”), which comprise the balance sheets of the Company and Parent as at December 31, 2015, the statements of operations, statements of comprehensive loss, statements of equity and statements of cash flows of the Company for the year then ended, and a summary of significant accounting policies and other explanatory information, as set out on pages F-1 to F-42.

Management’s responsibility for the financial statements

Management is responsible for the preparation of financial statements that give a true and fair view in accordance with the provisions of the Singapore Companies Act, Chapter 50 (“the Act”) and accounting principles generally accepted in the United States of America, and for devising and maintaining a system of internal accounting controls sufficient to provide a reasonable assurance that assets are safeguarded against loss from unauthorised use or disposition; and transactions are properly authorised and that they are recorded as necessary to permit the preparation of true and fair financial statements and to maintain accountability of assets.

Auditors’ responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Singapore Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

KPMG LLP (Registration No. T08LL1267L), an accounting Ltd.

liability partnership registered in Singapore under the Ltd.

Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated

with KPMG International Cooperative (“KPMG International”),

a Swiss entity.

6

WAVE Life Sciences Ltd. and its Subsidiaries Independent Auditors’ Report Year ended December 31, 2015

Basis for Qualified Opinion

Accounting principles generally accepted in the United States of America require that the investment in subsidiaries be consolidated. The Parent did not consolidate the investment in subsidiaries and reported these investments as a separate line in the Parent’s balance sheet. The investment in subsidiaries is accounted for by either increasing its initial investment in each subsidiary by that subsidiary’s net income for each financial year or by decreasing its initial investment in each subsidiary by that subsidiary’s net loss for each financial year to the extent of the initial investment of the subsidiary.

Qualified Opinion

In our opinion, except for the effects of the matter described in the basis for qualified opinion paragraph, the consolidated financial statements of the Company and the balance sheet of the Parent are properly drawn up in accordance with the provisions of the Act and accounting principles generally accepted in the United States of America (the use of which is approved by the Accounting and Corporate Regulatory Authority of Singapore) so as to give a true and fair view of the financial position of the Company and of the Parent as at December 31, 2015 and the financial performance, changes in equity and cash flows of the Company for the year ended on that date.

Report on other legal and regulatory requirements

In our opinion, the accounting and other records required by the Act to be kept by the Parent and by those subsidiaries incorporated in Singapore of which we are auditors have been properly kept in accordance with the provisions of the Act.

/s/ KPMG LLP

KPMG LLP

Public Accountants and

Chartered Accountants

Singapore

July 15, 2016

7

WAVE Life Sciences Ltd. and its Subsidiaries

Consolidated Balance Sheets

Year ended December 31, 2015

WAVE LIFE SCIENCES LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
Assets
Current Assets:
Cash	$161,220	$1,048
Accounts receivable	—	200
Prepaid expenses and other current assets	146	103
Deferred tax assets	18	64
Deferred offering costs	—	72

Total current assets	161,384	1,487
Property and equipment, net	2,789	1,269
Deferred tax assets	192	182
Restricted cash	1,055	—
Other assets	4	—

Total assets	$165,424	$2,938

Liabilities, Series A preferred shares and shareholders’ equity
Current Liabilities:
Accounts payable	$2,811	$125
Accrued expenses and other current liabilities	945	605
Deferred revenue	—	152
Current portion of capital lease obligation	62	—

Total current liabilities	3,818	882
Long-term liabilities:
Capital lease obligation, net of current portion	78	—
Other liabilities	163	29

Total long-term liabilities	241	29

Total liabilities	$4,059	$911

Series A preferred shares, no par value; 3,901,348 shares issued and outstanding at December 31, 2015	7,874	—
Shareholders’ equity:
Series A preferred shares, no par value; 3,901,348 shares issued and outstanding at December 31, 2014	—	7,874
Ordinary shares, no par value; 21,551,423 and 4,263,472 shares issued and outstanding at December 31, 2015 and 2014, respectively	185,344	9,973
Additional paid-in capital	3,182	—
Accumulated other comprehensive income	41	56
Accumulated deficit	(35,076)	(15,876)

Total shareholders’ equity	153,491	2,027

Total liabilities, Series A preferred shares, and shareholders’ equity	$165,424	$2,938

The accompanying notes are an integral part of the consolidated financial statements.

WAVE Life Sciences Ltd. and its Subsidiaries

Consolidated Statements of Operations

Year ended December 31, 2015

WAVE LIFE SCIENCES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2015	2014	2013
Revenue	$152	$—	$—
Operating expenses:
Research and development	9,057	2,395	1,920
General and administrative	10,393	2,999	1,654

Total operating expenses	19,450	5,394	3,574

Loss from operations	(19,298)	(5,394)	(3,574)
Other income (expense):
Interest income (expense), net	86	(12)	(111)
Other, net	56	261	37

Total other income (expense)	142	249	(74)

Loss before income tax (provision) benefit	(19,156)	(5,145)	(3,648)
Income tax (provision) benefit	(44)	(84)	330

Net loss	$(19,200)	$(5,229)	$(3,318)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(1.83)	$(1.34)	$(1.90)

Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders—basic and diluted	10,501,455	3,911,556	1,743,014

The accompanying notes are an integral part of the consolidated financial statements.

WAVE Life Sciences Ltd. and its Subsidiaries

Consolidated Statements of Comprehensive Loss

Year ended December 31, 2015

WAVE LIFE SCIENCES LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2015	2014	2013
Net loss	$(19,200)	$(5,229)	$(3,318)
Other comprehensive income (loss):
Foreign currency translation	(15)	(169)	135

Comprehensive loss	$(19,215)	$(5,398)	$(3,183)

The accompanying notes are an integral part of the consolidated financial statements.

WAVE Life Sciences Ltd. and its Subsidiaries

Consolidated Statement of Series A Preferred Shares and Shareholders’ (Deficit) Equity

Year ended December 31, 2015

WAVE LIFE SCIENCES LTD.

CONSOLIDATED STATEMENT OF SERIES A PREFERRED SHARES AND SHAREHOLDERS’ (DEFICIT) EQUITY

(In thousands, except share and per share amounts)

	Series A Preferred Shares		Series B Preferred Shares		Series A Preferred Shares		Ordinary Shares		Additional Paid-In- Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Shareholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2012	—	$—	—	$—	—	$—	2,020,794	$2,660	$—	$90	$(7,329)	$(4,579)
Conversion of ordinary shares to Series A preferred shares	—	—	—	—	1,536,209	2,022	(1,536,209)	(2,022)	—	—	—	—
Other comprehensive income	—	—	—	—	—	—	—	—	—	135		135
Net loss	—	—	—	—	—	—	—	—	—		(3,318)	(3,318)

Balance at December 31, 2013	—	—	—	—	1,536,209	2,022	484,585	638	—	225	(10,647)	(7,762)
Conversion of related party notes payable to ordinary shares and Series A preferred shares	—	—	—	—	2,365,139	5,852	1,515,596	3,750	—	—	—	9,602
Issuance of ordinary shares, net of offering costs of $15	—	—	—	—	—	—	2,263,291	5,585	—	—	—	5,585
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(169)		(169)
Net loss											(5,229)	(5,229)

Balance as of December 31, 2014	—	—	—	—	3,901,348	7,874	4,263,472	9,973	—	56	(15,876)	2,027
Issuance of ordinary shares, net of issuance costs of $169	—	—	—	—	—	—	4,769,077	11,631	—	—	—	11,631
Stock-based compensation	—	—	—	—	—	—	190,856	842	3,182	—	—	4,024
Issuance of Series B preferred, net of issuance costs of $3,468	—	—	5,334,892	62,532	—	—	—	—	—	—	—	—
Reclassification of Series A preferred shares	3,901,348	7,874	—	—	(3,901,348)	(7,874)	—	—	—	—	—	(7,874)
Issuance of ordinary shares upon initial public offering, net of issuance costs of $3,702	—	—	—	—	—	—	6,993,126	100,366	—	—	—	100,366
Conversion of Series B preferred shares into ordinary shares upon initial public offering	—	—	(5,334,892)	(62,532)	—	—	5,334,892	62,532	—	—	—	62,532
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(15)	—	(15)
Net loss	—	—	—	—	—	—	—	—	—	—	(19,200)	(19,200)

Balance at December 31, 2015	3,901,348	$7,874	—	$—	—	$—	21,551,423	$185,344	$3,182	$41	$(35,076)	$153,491

The accompanying notes are an integral part of the consolidated financial statements.

WAVE Life Sciences Ltd. and its Subsidiaries

Consolidated Statements of Cash Flows

Year ended December 31, 2015

WAVE LIFE SCIENCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities
Net loss	$(19,200)	$(5,229)	$(3,318)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	594	281	276
Share-based compensation expense	4,024	—	—
Deferred rent	88	(6)	(6)
Loss on disposal of property and equipment	—	14
Deferred income taxes	36	84	(330)
Changes in operating assets and liabilities:
Accounts receivable	193	(129)	(102)
Prepaid expenses and other current assets	(63)	(12)	3
Accounts payable	1,648	9	(152)
Accrued expenses and other current liabilities	267	410	78
Deferred revenue	(152)	152	—
Other non-current liabilities	38	—	—

Net cash used in operating activities	(12,527)	(4,426)	(3,551)

Cash flows from investing activities
Increase in restricted cash	(1,055)	—	—
Proceeds from government grant reimbursements for property and equipment	3	319	—
Proceeds from sale of property and equipment	—	14
Purchase of property and equipment	(1,857)	(590)	(47)

Net cash used in investing activities	(2,909)	(257)	(47)

Cash flows from financing activities
Proceeds from initial public offering, net of offering costs and underwriter commissions	101,444	—	—
Proceeds from issuance of Series B preferred shares, net of offering costs	62,532	—	—
Proceeds from issuance of ordinary shares, net of offering costs	11,631	5,585	—
Proceeds from government grant	112	34	—
Proceeds from related party notes payable	—	—	6,172
Payment of related party notes payable	—	—	(2,500)
Payments on capital lease obligation	(126)	—	—

Net cash provided by financing activities	175,593	5,619	3,672

Effect of foreign exchange rates on cash	15	(327)	(14)

Net increase in cash	160,172	609	60
Cash at beginning of period	1,048	439	379

Cash at end of period	$161,220	$1,048	$439

Supplemental disclosure of cash flow information:
Conversion of related party notes payable into ordinary and Series A preferred shares	$—	$9,602	$—

Cash paid for interest	$—	$86	$90

Equipment acquired under capital lease obligation	$268	$—	$—

Conversion of ordinary shares into Series A preferred shares	$—	$—	$2,022

Property and equipment purchases in accounts payable	$306	$3	$50

Increase in accrued expenses for deferred offering costs	$1,075	$72	$—

The accompanying notes are an integral part of the consolidated financial statements.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

WAVE Life Sciences Ltd.

Notes to Consolidated Financial Statements

(In thousands, except for share and per share amounts)

1. THE COMPANY

Organization

WAVE Life Sciences Ltd. (together with its subsidiaries, “WAVE” or the “Company”) is a preclinical biopharmaceutical company with a proprietary synthetic chemistry drug development platform that the Company is using to design, develop and commercialize a broad pipeline of first-in-class or best-in-class nucleic acid therapeutic candidates. The Company is initially developing nucleic acid therapeutics that target genetic defects to either reduce the expression of disease-promoting proteins or transform the production of dysfunctional mutant proteins into the production of functional proteins.

The Company was incorporated in Singapore on July 23, 2012 and has its principal office in Cambridge, Massachusetts. The Company was incorporated with the purpose of combining two commonly held companies, WAVE Life Sciences USA, Inc. (“WAVE USA”), a Delaware corporation (formerly Ontorii, Inc.), and WAVE Life Sciences (Japan) (“WAVE Japan”), a company organized under the laws of Japan (formerly Chiralgen., Ltd.), which occurred on September 12, 2012.

The Company was created through the combination of entities that were under the common control of Shin Nippon Biomedical Laboratories Ltd. (“SNBL”) both prior to and immediately following the Company’s incorporation. Since the entities represent the combination of entities under common control, generally accepted accounting principles in the United States (“U.S. GAAP”) require the presentation of the combined companies as if they have always been combined entities. Therefore, on the date of incorporation, the Company recognized the assets and liabilities of WAVE USA and WAVE Japan at the carrying amounts of the assets and liabilities as recorded in the standalone financial statements of the respective companies on that date.

On November 5, 2015, the Company converted from a Singapore private limited company to a Singapore public limited company. In connection with this conversion, the Company changed its name from WAVE Life Sciences Pte. Ltd. to WAVE Life Sciences Ltd.

The Company’s primary activities since inception have been conducting research and experimental development of biotechnology and chemicals, conducting preclinical testing, recruiting personnel, and raising capital to support development activities.

Initial Public Offering

On November 16, 2015, the Company closed an initial public offering of its ordinary shares, in which the Company issued and sold 6,375,000 ordinary shares at a price to the public of $16.00 per share. On December 4, 2015, the Company issued an additional 618,126 ordinary shares at a price of $16.00 per share pursuant to a partial exercise of the underwriters’ over-allotment option. The aggregate net proceeds to the Company from the initial public offering, inclusive of the over-allotment exercise, were $100,366 after deducting underwriting discounts and commissions and offering expenses payable by the Company. Upon the listing of the Company’s ordinary shares on the NASDAQ Global Market on November 11, 2015, all of the outstanding Series B preferred shares of the Company automatically converted into 5,334,892 of the Company’s ordinary shares.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

Risks and Uncertainties

The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the need to obtain additional financing. The Company’s therapeutic programs will require significant additional research and development efforts, including extensive pre-clinical and clinical testing and regulatory approval, prior to commercialization of any product candidates. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance-reporting capabilities. The Company’s therapeutic programs are currently in the development or discovery stage. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees and consultants.

Basis of Presentation

The Company has prepared the accompanying consolidated financial statements in conformity with U.S. GAAP and in U.S. dollars.

2. SIGNIFICANT ACCOUNTING POLICIES

Share Splits

The Company’s board of directors and shareholders approved a 50-for-1 share split of the Company’s outstanding ordinary and Series A preferred shares effective November 18, 2014. Additionally, on November 1, 2015, the Company’s board of directors and shareholders approved a 4.0415917-for-1 share split of the Company’s issued and outstanding ordinary shares, Series A preferred shares and Series B preferred shares. All share and per share amounts in the consolidated financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the share splits.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include the valuation of its Series A preferred shares on conversion of the related party notes payable, the valuation of the Company’s ordinary shares prior to the initial public offering, the assumptions used to determine the fair value of share-based awards, the valuation allowance required for the Company’s deferred tax assets, and determining uncertain tax positions and the related liabilities. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from the Company’s estimates.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

Segment Data

The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s singular focus is on developing its proprietary synthetic chemistry platform to develop and commercialize a broad pipeline of nucleic acid-based therapeutics.

Foreign Currency Translation

The functional currency of the Company’s Japanese subsidiary is the Japanese yen and the Company’s Singapore entity is the U.S. dollar. Assets and liabilities of WAVE Japan are translated at period end exchange rates while revenues and expenses are translated at average exchange rates for the period. Intercompany loans that are not expected to be settled in the foreseeable future are translated at the historical rate for the date of each capital transaction. Net unrealized gains and losses from foreign currency translation are reflected as accumulated other comprehensive (loss) income within Series A preferred shares and shareholders’ (deficit) equity. Gains and losses on foreign currency transactions are included in the consolidated statements of operations within other, net.

Fair Value of Financial Instruments

The Company is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. The fair value hierarchy is a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the financial instrument and are developed based on the information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of the investments and is not a measure of the investment credit quality. The hierarchy defines three levels of valuation inputs:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets.

Level 2—Quoted prices for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3—Pricing inputs are unobservable for the asset, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset. Level 3 includes private investments that are supported by little or no market activity.

There were no financial instruments recorded at fair value as of December 31, 2015 and 2014. The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate their fair values due to their short-term maturities.

Concentration of Credit Risk

Cash is a financial instrument that potentially subjects the Company to concentration of credit risk. The Company uses eight financial institutions to maintain its cash, all of which are high quality, accredited financial institutions and, accordingly, such funds are subject to minimal credit risk. The Company has not experienced

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

any losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. The Company has no financial instruments with off-balance sheet risk of loss.

Restricted Cash

Restricted cash consists primarily of cash placed in a separate restricted bank account as required under the terms of the Company’s lease arrangement for its Cambridge, Massachusetts facility. There was no restricted cash as of December 31, 2014 and 2013.

Property and Equipment

Property and equipment, which consists of furniture and equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the following estimated useful lives of the assets:

Furniture and Equipment	3-7 years
Leasehold Improvements	Shorter of life of lease or useful life

Depreciation and amortization begins at the time the asset is placed in service. Maintenance and repairs are charged to operations as incurred. Upon retirement or sale, the cost of the disposed asset and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations.

Impairment of Long-Lived Assets

Long-lived assets consist of property and equipment. Long-lived assets are reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. Certain factors may exist or events may occur, which indicate that impairment exists including, but not limited to, the following: significant underperformance relative to historical or projected future operating results; significant changes in the manner of use of the underlying assets; and significant adverse industry or market economic trends.

When performing the impairment assessment for long-lived assets, the Company compares the carrying value of such assets to the estimated undiscounted future net cash flows expected from the use of the assets and their eventual disposition. In the event that the carrying value of the assets is determined to be unrecoverable, the Company would estimate the fair value of the assets and record an impairment charge for the excess of the carrying value over the fair value.

Through December 31, 2015, the Company has not recognized any impairment charges.

Deferred Offering Costs

The Company capitalizes certain legal, professional, accounting and other third party fees that are directly associated with in-process equity financings as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity as a reduction to the carrying value of the shares issued.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

At December 31, 2014 the Company had recorded $72 of deferred offering costs in contemplation of the private offering of ordinary shares, which were reclassified to additional paid in capital as a reduction of the proceeds from the private offering. There were no deferred offering costs at December 31, 2015.

Revenue Recognition

Collaboration Agreement

The Company had a collaboration agreement with a third party, which was entered into in late 2014 and terminated in May 2015. The Company was entitled to a non-refundable upfront amount of $152 related to research and development services performed under the agreement. The upfront fee was billed in 2014 and collected in early 2015. The Company recorded its right to the upfront payment as accounts receivable and deferred revenue at December 31, 2014. Upon receipt of the non-refundable payment, the Company began recognizing the upfront fee on a straight-line basis over the service period. Upon termination of the agreement, the Company recognized the remainder of the upfront fee. Revenue recognized under the agreement was $152 for the year ended December 31, 2015 and $0 for each of the years ended December 31, 2014 and 2013. There have been no other revenue generating activities from collaboration or license agreements entered into by the Company since its formation.

Product Revenue

The Company has had no product revenue to date.

Allowance for Doubtful Accounts

The Company has a limited amount of accounts receivable, which relate primarily to reimbursement of qualified expenditures under a government grant. The Company has not had any bad debts from the date of incorporation through December 31, 2015. All amounts recorded as accounts receivable have been collected to date.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs include salaries, share-based compensation and benefits of employees, third-party license fees and other operational costs related to the Company’s research and development activities, including allocated facility-related expenses and external costs of outside vendors engaged to conduct preclinical studies and other research and development activities. Costs associated with licenses of technology and patent costs are expensed as incurred and are generally included in research and development expense in the consolidated statement of operations.

Government Grants

The Company has applied for reimbursement of expenditures with the Japanese government for certain qualified operating or capital expenditures. The Company recognizes government grants when there is reasonable assurance that the Company will comply with the conditions attached to the grant arrangement and the grant will be received.

Government grants for research and development efforts are recorded as grant income and classified in other, net in the consolidated statements of operations. Government grants related to reimbursements of capital expenditures are recognized as a reduction of the basis of the asset and recognized in the consolidated statements of operations over the estimated useful life of the depreciable asset as reduced depreciation expense.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

The Company recognized other income of $155, $160 and $43 for the years ended December 31, 2015, 2014 and 2013, respectively, which is included in the consolidated statements of operations.

The Company recorded reimbursable capital expenditures of $3, $248 and $66 for the years ended December 31, 2015, 2014 and 2013, respectively, for which a reduction in the basis of the assets purchased was recorded in the consolidated balance sheets.

Net Loss per Share

Basic net loss per share is computed using the weighted-average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the sum of the weighted-average number of ordinary shares outstanding during the period and, if dilutive, the weighted-average number of potential ordinary shares, including the assumed exercise of share options.

The Company applies the two-class method to calculate its basic and diluted net loss per share attributable to ordinary shareholders, as its Series A preferred shares are participating securities. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to ordinary shareholders. However, for the periods presented, the two-class method does not impact the net loss per ordinary share as the Company was in a net loss position for each of the periods presented and holders of Series A preferred shares do not participate in losses.

The Company’s Series A preferred shares contractually entitle the holders of such shares to participate in dividends but do not contractually require the holders of such shares to participate in losses of the Company. Accordingly, for periods in which the Company reports a net loss attributable to ordinary shareholders, diluted net loss per share attributable to ordinary shareholders is the same as basic net loss per share attributable to ordinary shareholders, since dilutive ordinary shares are not assumed to have been issued if their effect is anti-dilutive.

License Agreements and Patent Costs

Costs associated with licenses of technology and patent costs are expensed as incurred and are generally included in research and development expense in the consolidated statements of operations.

Share-Based Compensation

The Company measures and recognizes share-based compensation expense, for both employee and director option awards, based on the grant date fair value of the awards. The Company recognizes share-based compensation expense, net of estimated forfeitures, on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.

The Company determines the fair value of share-based awards granted to non-employees as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. All issuances of equity instruments issued to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. These awards are recorded in expense and additional paid-in capital in shareholders’ equity over the applicable service periods based on the fair value of the options at the end of each period.

The Company classifies share-based compensation expense in its consolidated statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipients’ service payments are classified.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

The Company estimates the fair value of employee and director share options as of the date of grant using the Black-Scholes option pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded share price. The expected term of the Company’s share options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the yield curve of a zero-coupon U.S. Treasury bond on the date of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.

The Company also estimates the fair value of consultant and non-employee share options using the Black-Scholes option pricing model reflecting the same assumptions as applied to employee and director options in each of the reporting periods, other than the expected life, which is assumed to be the remaining contractual life of the options.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements, but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value. Therefore, the Company provides a valuation allowance to the extent that it is more likely than not that all or a portion of the deferred tax assets will not be realized in the future.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

The Company recognizes interest and penalties related to uncertain tax positions in the income tax provision on the consolidated statements of operations.

The Company has certain service arrangements in place between our U.S and Singapore entities, which include transfer pricing assumptions. The determination of the appropriate level of transfer pricing requires judgment based on transfer pricing analyses of comparable companies. The Company monitors the nature of their service arrangements for changes in our operations as well as economic conditions. The Company also periodically reviews the transfer pricing analyses for changes in the composition in the pool of comparable companies as well the related ongoing results of the comparable companies.

Recently Adopted Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”), which requires unrecognized tax benefits to be presented as a decrease in a net operating loss, similar tax loss or tax credit carryforward if certain criteria are met. The guidance was effective for fiscal years and interim periods within those years beginning after December 15, 2013 for public entities with early adoption permitted in 2013. The Company elected to early adopt ASU 2013-11 in 2013.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities. The amendments in this update removed all incremental financial reporting requirements, including inception-to-date information and certain other disclosures currently required under U.S. GAAP, in the financial statements of development stage companies. The amendments are effective for annual reporting periods beginning after December 15, 2014 and interim reporting periods beginning after December 15, 2015. Early adoption is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). The Company elected to early adopt this guidance in 2014 and, therefore, has not presented inception-to-date disclosures in its consolidated financial statements.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09—Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 supersedes most of the existing guidance on revenue recognition in ASC Topic 605, Revenue Recognition. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In applying the revenue model to contracts within its scope, an entity will need to (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. On July 9, 2015, the FASB extended the effective date of adoption of the standard to interim reporting periods within annual reporting periods beginning after December 15, 2017 (that is, beginning in the first interim period within the year of adoption). Early adoption of the standard is permitted for all entities for interim and annual periods beginning after December 15, 2016. The Company has not yet determined the impact of ASU 2014-09 on expected revenues.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern, on disclosure of uncertainties about an entity’s ability to continue as a going concern. This guidance addresses management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The guidance is effective for fiscal years beginning after December 15, 2016 and for interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810) (“ASU 2015-02”), to address financial reporting considerations for the evaluation as to the requirement to consolidate certain legal entities. ASU 2015-02 is effective for fiscal years and for interim periods within those fiscal years beginning after December 15, 2015. The Company is evaluating the impact of ASU 2015-02 and if early adoption is appropriate in future reporting periods.

In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30) (“ASU 2015-03”), as part of the initiative to reduce complexity in accounting standards. The update requires that debt issuance

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for annual periods beginning after December 15, 2015 and for interim periods within those fiscal years. The Company does not expect the impact of ASU 2015-03 to be material to its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, Income Taxes, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not expect the impact of ASU 2015-17 to be material to its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires a lessee to recognize assets and liabilities on the balance sheet for operating leases and changes many key definitions, including the definition of a lease. The Update includes a short-term lease exception for leases with a term of 12 months or less, in which a lessee can make an accounting policy election not to recognize lease assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases, using classification criteria that are substantially similar to the previous guidance. For lessees, the recognition, measurement, and presentation of expenses and cash flows arising from a lease have not significantly changed from previous GAAP. Lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply as well as transition guidance specific to nonstandard leasing transactions. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect the impact of ASU 2016-02 to be material to its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

3. PROPERTY AND EQUIPMENT

Property and equipment, net, consists of the following

	December 31,
	2015	2014
Furniture and equipment	$3,936	$2,331
Fixed assets in progress	198	—
Leasehold improvements	267	147

Total	4,401	2,478
Less accumulated depreciation and amortization	(1,612)	(1,209)

Property and equipment, net	$2,789	$1,269

Leasehold improvements made during the year ended December 31, 2015 consisted primarily of costs related to the Company’s newly leased office space in Cambridge, Massachusetts.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

Depreciation and amortization expense was $594, $281 and $276 and for the years ended December 31, 2015, 2014 and 2013.

4. ACCRUED EXPENSES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2015	2014
Accrued compensation	$—	$315
Accrued audit fees	400	—
Accrued vacation	191	113
Other	354	177

Total accrued expenses and other current liabilities	$945	$605

5. RELATED PARTY NOTES PAYABLE

At December 31, 2012, the Company had unsecured loans in the amount of $6,174 payable to SNBL with interest rates which ranged from 1.33% to 1.58% annually, which were due to mature in 2013. In 2013, the Company borrowed an additional $6,172 at similar interest rates, and repaid $2,500 of such loans plus accrued and unpaid interest. Additionally, in 2013, the maturity dates of the remaining loans were extended to dates in 2014 through new loan agreements and a loan between WAVE Japan and SNBL was transferred to WAVE Life Sciences Ltd. in U.S. dollars. At December 31, 2013, the Company had unsecured loans in the amount of $9,602 payable to SNBL with interest rates which ranged from 1.18% to 1.35% annually, which were due to mature in 2014.

In February 2014 and in connection with the issuance of 2,263,291 ordinary shares to a third party investor, SNBL agreed to convert the outstanding principal and accrued interest due under the notes payable in the amount of $9,602 into 1,515,596 ordinary shares and 2,365,139 Series A preferred shares. No gain or loss was recognized on the transaction due to the related party nature of the transaction and because the fair value of the Series A preferred shares and ordinary shares was equal to the carrying value of the related party notes payable.

6. SHARE CAPITAL

Ordinary Shares

The following represents the historical ordinary share transactions of the Company from its incorporation through December 31, 2015:

•	In September 2012, the Company issued an aggregate of 2,020,794 ordinary shares to the then shareholders of WAVE USA and WAVE Japan, as consideration for the merger of the companies under common control in which the WAVE USA and WAVE Japan historical carrying values of their respective net assets were carried forward to the consolidated Company.

•	In October 2013, the holder of 1,536,209 ordinary shares agreed to convert its holdings into an equivalent number of Series A preferred shares.

•	In February 2014, the Company issued 2,263,291 ordinary shares to a third-party investor at $2.47 per share for net proceeds of $5,585. In connection with this financing, holders of $9,602 of related party notes payable agreed to convert such notes into 2,365,139 Series A preferred shares and 1,515,596 ordinary shares (Note 5).

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

•	In January 2015, the Company issued 4,769,077 ordinary shares to a third-party investor and an existing investor at $2.47 per share for net proceeds of $11,631.

•	In March 2015, the Company granted 190,856 fully-vested ordinary shares to an executive of the Company.

•	In November 2015, the Company completed an initial public offering of its ordinary shares, in which the Company issued and sold 6,375,000 ordinary shares at a price to the public of $16.00 per share. In December 2015, the Company issued an additional 618,126 ordinary shares at a price of $16.00 per share pursuant to a partial exercise of the underwriters’ over-allotment option. The aggregate net proceeds to the Company from the initial public offering, inclusive of the over-allotment exercise, were $100,366 after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Features of the Ordinary Shares

The ordinary shares have no par value and there is no authorized share capital under Singapore law. The rights, preferences, and privileges of ordinary shares are as follows:

New Share Offering

Any new ordinary shares or securities convertible into ordinary shares shall be offered in the first instance to all the then holders of any class of shares, other than the Series A preferred shares, prior to issuance. Each shareholder shall have right of pre-emption with respect to any issuance of new ordinary shares or securities convertible into ordinary shares. This right of pre-emption shall not apply to shares sold in an initial public offering of the Company’s equity securities and shall terminate immediately prior to the closing of an initial public offering.

Voting

The holders of ordinary shares are entitled to one vote for each ordinary share held at all meetings of shareholders and written actions in lieu of meetings provided; however, that except as otherwise required by law, holders of ordinary shares shall not be entitled to implement the following without the approval of more than 75% of the Company’s issued and outstanding ordinary shares:

(i)	a merger, split, corporate reorganization, liquidation, dissolution, or winding up of the Company or any member of the group;

(ii)	authorize or issue any additional shares, other equity interests in the Company or any convertible securities into such equity interests;

(iii)	effect any public offering or listing of the equity securities of the Company; or

(iv)	purchase, redeem, pay or declare any dividend on any shares or other equity interests in the Company.

Dividends

All dividends shall be declared and paid pro rata according to the number of shares held by each member entitled to receive dividends. The Company’s board of directors may deduct from any dividend all sums of money presently payable by the member to the Company on account of calls.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

Liquidation

In the event of a liquidation, dissolution or winding up of, or a return of capital by the Company, the ordinary shares will rank equally with the Series A preferred shares after the payment of the liquidation preference of $10 for Series A preferred shares.

Board of Directors

The board of directors shall consist of a maximum of seven directors, who shall be appointed by a majority of the Company’s issued and outstanding ordinary shares and a majority of the Company’s directors. The chairman of the Company will be a director appointed by a majority of the Company’s directors.

Series A Preferred Shares

The following represent the Series A preferred share transactions of the Company from its incorporation through December 31, 2015:

•	In February 2014, holders of $9,602 of related party notes payable agreed to convert such notes into 2,365,139 Series A preferred shares and 1,515,596 ordinary shares.

•	In connection with the private placement of Series B preferred shares on August 14, 2015, holders of the Company’s preference shares agreed to rename the existing “preference shares” as “Series A preferred shares.” In addition, as further described below, the terms of the Series A preferred shares were amended to remove their right of first refusal and to provide for their right to convert on a one-for-one basis into an aggregate of 3,901,348 ordinary shares at any time at the election of the holder. The rights of the Series A preferred shares are identical to the ordinary shares other than: (1) no voting rights other than in limited circumstances, (2) the right to a non-cumulative dividend if and when declared by our board of directors and (3) the right to convert the Series A preferred shares at any time on a one-for-one basis into ordinary shares at the discretion of the holder. The Company’s shareholders, including holders of Series A preferred shares, entered into an investors’ rights agreement and a voting agreement with the Company in connection with the private placement. Pursuant to the terms of the voting agreement, investors who hold at least 1,212,477 shares of registerable securities, including holders of Series A preferred shares and Series B preferred shares, have a right to purchase certain new securities offered by the Company. Additionally, in the event of the sale of 50% or more of the voting power of the company or a deemed liquidation event, if the holders of at least a majority of the ordinary shares and the holders of 56% of the Series B preferred shares vote to a sale of the Company, they have the right to force the other shareholders, including the holders of Series A preferred shares, to agree to such a sale.

•	In September 2015, the terms of the Series A preferred shares were further amended to provide that, upon the mandatory conversion of Series B preferred shares, which occurred on the completion of the initial public offering, the existing right of Series A preferred shares to a non-cumulative dividend if and when declared by our board of directors ceased and was replaced by a liquidation preference consisting of $0.0024743 per Series A preferred share, or an aggregate of $10 based on the number of Series A preferred shares outstanding at the date of the amendment.

The Company has accounted for the September 2015 amendment to the Series A preferred shares as a modification of the preferred shares based on upon a qualitative assessment of the amendment. The Company has not adjusted the carrying value of the Series A preferred shares since the fair value of the Series A preferred shares immediately prior and subsequent to the modification date resulted in an immaterial change in fair value.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

The addition of the liquidation preference to the Series A preferred shares, however, resulted in the reclassification of the Series A preferred shares from permanent shareholders’ equity to temporary shareholders’ equity since the holders of the Series A preferred shares are entitled to a liquidation preference upon a deemed liquidation event, which is outside the control of the Company. In the event a deemed liquidation event were to occur, the Company would adjust the carrying value of the Series A preferred shares to their liquidation value, which amounts to $10 in the aggregate.

The Series A preferred shares have no par value and there is no authorized share capital under Singapore law. The Series A preferred shares are not redeemable.

Series B Preferred Shares Converted in Connection with Initial Public Offering

The following represents the historical Series B preferred share transactions of the Company from January 1, 2015 through the completion of our initial public offering:

•	On August 14, 2015, the Company issued an aggregate of 5,334,892 Series B preferred shares at a purchase price of $12.37 per share to certain third-party investors for $62,532 of net proceeds.

•	Upon the completion of the initial public offering on November 16, 2015, all of the outstanding Series B preferred shares of the Company automatically converted into 5,334,892 of the Company’s ordinary shares.

Prior to the conversion of the Series B preferred shares into ordinary shares, the Series B preferred shares had a liquidation preference over the Series A preferred shareholders and ordinary shareholders equal to the original per share amount paid of $12.37 per share, plus any declared plus unpaid dividends, if any. Additionally, the holders of Series B preferred shares were entitled to voting rights, however, the Series B preferred shareholders were not entitled to any preferential dividends and their shares were not redeemable.

7. SHARE-BASED COMPENSATION

In December 2014, the Company’s board of directors adopted the WAVE Life Sciences Ltd. 2014 Equity Incentive Plan (the “2014 Plan”), and reserved 1,763,714 ordinary shares for issuance under this plan, which, as approved, was increased to 5,064,544 in 2015.

The 2014 Plan authorizes the board of directors or a committee of the board to grant incentive share options, non-qualified share options, or NQSOs, share appreciation rights and restricted awards to eligible employees, outside directors and consultants of the Company. Options generally vest over a period of three or four years, and options that lapse or are forfeited are available to be granted again. The contractual life of all options is ten years from the date the option begin to vest.

During the year ended December 31, 2015, the Company granted options to purchase 2,215,342 ordinary shares to employees, directors and non-employees. The Company did not grant any share options in 2014 and 2013. As of December 31, 2015, 2,658,346 ordinary shares remained available for future grant.

The Company recorded share-based compensation expense of $4,024 for the year ended December 31, 2015, of which $1,614 related to options granted to non-employees. The Company did not have any share-based compensation expense in 2014 and 2013. The Company measures and records the value of options granted to non-employees over the period of time services are provided and, as such, unvested portions are subject to re-measurement at subsequent reporting periods.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

Share option activity under the 2014 Plan is summarized as follows:

	Number of Shares(1)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value(2)
Outstanding as of January 1, 2015	—
Granted	2,215,342	$3.88

Outstanding as of December 31, 2015	2,215,342	$3.88	9.30	$26,740

Options exercisable as of December 31, 2015	700,779	$2.48	9.20	$9,443

Options vested and expected to vest as of December 31, 2015	2,139,612	$3.86	9.30	$25,875

(1)	Includes 547,502 options granted to non-employees during March 2015.
(2)	The aggregate intrinsic value of options is calculated as the difference between the exercise price of the share options and the fair value of the Company’s ordinary shares for those share options that had exercise prices lower than the fair value of the ordinary shares as of the end of the period.

The assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees during the period were as follows:

Year ended December 31, 2015
Risk-free interest rate	1.56% - 1.89%
Expected term (in years)	5.52 - 6.12
Expected volatility	62.14% - 71.02%
Expected dividend yield	0%
Exercise price	$2.47 - 13.08
Fair value of ordinary share	$4.41 - 13.08

The assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to non-employees during the period were as follows:

Year Ended December 31, 2015
Risk-free interest rate	2.06% - 2.35%
Expected term (in years)	9.19 - 10.00
Expected volatility	62.65% - 69.80%
Expected dividend yield	0%
Exercise price	$2.47
Fair value of ordinary share	$4.41 - 15.95

Prior to the Company’s initial public offering in November 2015, the fair value of the Company’s ordinary shares was determined by the Company’s board of directors based upon a retrospective valuation with the assistance of a third-party valuation specialist and the guidance outlined in the American Institute of Certified Public Accountants Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, also known as the Practice Aid, based on a variety of different objective and subjective factors, including the Company’s

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

financial position, the status of development efforts within the Company, the composition and ability of the current scientific and management teams, the current climate in the marketplace, the illiquid nature of the Company’s shares, the prices of arm’s length sales of the Company’s ordinary shares, and the likelihood of achieving a liquidity event such as a public offering or sale of the Company. After the closing of the Company’s initial public offering, the board of directors determines the fair value of each underlying ordinary share based on the closing price of the Company’s ordinary shares as reported by the NASDAQ Global Market on the date of the grant.

As of December 31, 2015, the unrecognized compensation cost related to outstanding options was $4,942 for employees and $3,791 for non-employees and is expected to be recognized as expense over a weighted-average period of approximately 2.51 years. For the year ended December 31, 2015, the weighted-average grant date fair value per granted option was $6.64.

In March 2015, the Company granted 190,856 fully-vested ordinary shares to an executive of the Company and the Company recorded compensation expense in the amount of $842.

Share-based compensation expense for the year ended December 31, 2015 was classified in the consolidated statements of operations as follows:

Year Ended December 31, 2015
Research and development expenses	$2,268
General and administrative expenses	1,756

Total share-based compensation	$4,024

8. LEASE ARRANGEMENTS

The Company enters into leasing arrangements for its facilities as well as certain equipment. A summary of the arrangements are as follows:

Operating Leases

In April 2015, the Company entered into a lease agreement for an office and laboratory facility in Cambridge, Massachusetts, which commenced in October 2015 with a term of 7.5 years with a five year renewal option to extend the lease. In connection with the lease, the Company issued the lessor a letter of credit in the amount of $1,000, which is recorded as restricted cash on the consolidated balance sheets at December 31, 2015.

Previously, the Company leased its corporate office space in Boston, Massachusetts under a non-cancellable operating sublease with SNBL, a related party. On September 22, 2015, the Company terminated its sublease with SNBL and exited the premises on October 2, 2015. As a result of the termination of the sublease, the Company recorded approximately $201 of additional depreciation and $91 of exit costs during the year ended December 31, 2015. In connection with the termination, the Company agreed to guarantee SNBL certain obligations of an unrelated third party who entered into a sublease agreement with SNBL effective October 2, 2015. The guarantee provides that in the event the sub-lessee does not meet its lease obligations to SNBL, the Company will make the required payments. The guarantee agreement is effective through August 2019, when the final lease payments are due, and coincides with the original expiration of the lease. The Company

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

simultaneously entered into an indemnification agreement with the sub-lessee to indemnify the Company for any costs incurred under the guaranty made by the Company to SNBL. The maximum amount of the guarantee over the three year and six month sub-lease period is $600, exclusive of any indemnification from the sub-lessee.

Future minimum lease payments under the Company’s non-cancelable operating leases as of December 31, 2015, are as follows:

Amount
Year ending December 31:
2016	845
2017	1,030
2018	1,321
2019	1,360
Thereafter	4,711

$9,267

The Company recorded rent expense of $537, $294 and $248 for the years ended December 31, 2015, 2014 and 2013, respectively.

Capital Lease

In April 2015, the Company entered in a three year lease to acquire laboratory equipment, which has been accounted for as a capital lease. The capital asset was valued at $268 and is included in property and equipment, net, along with accumulated amortization of $27 as of December 31, 2015.

9. COMMITMENTS AND CONTINGENCIES

Technology Licenses

Max-Planck Innovation GmbH

In June 2015, the Company entered into an agreement with Max-Planck-Innovation GmbH (“Max-Planck”) through which it obtained a co-exclusive royalty-bearing, worldwide license with the right to sublicense to certain patent rights within a patent portfolio. The Company intends to develop and commercialize diagnostic and therapeutic products based on the Company’s patent rights under this license. Max-Planck retains the right to use the intellectual property licensed under the agreement for non-commercial purposes.

The Company’s license is one of two maximum allowable co-exclusive licenses for this technology. If either license holder terminates its respective co-exclusive portion of the license, Max-Planck is obligated to grant the other party an exclusive license with substantially the same terms and conditions previously applicable to the terminated co-exclusive licensee.

The Company is permitted to sublicense its rights under the license. The license requires that the Company use commercially reasonable efforts to develop and commercialize products under the agreement, whether solely or through its affiliates and sub-licensees. In order to secure the license, the Company made an upfront payment of $50 to Max-Planck and will be required to pay annual license maintenance fees of $30 to Max-Planck in June of each year under the agreement. The Company will be required to make payments based upon regulatory milestones, including the initiation of clinical trials, and product approval milestones totaling up to $1,575 for

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

each licensed product reaching such clinical stage. In addition to milestone payments, the Company will be required to pay royalties, calculated as a percentage of cumulative annual net sales of a licensed product.

The Company recorded the $50 up-front payment as research and development expense in its consolidated statements of operations for the year ended December 31, 2015. The agreement may be terminated by either party subject to certain conditions.

Research Collaborations

University of Oxford

In April 2015, the Company entered into a translational research collaboration agreement with The Chancellor, Masters, and Scholars of the University of Oxford (“Oxford”).

The agreement with Oxford involves characterizing the Company’s proprietary isomers in order to improve the pharmacology of oligonucleotides for the treatment of Duchenne muscular dystrophy. Under the agreement, the Company agreed to pay Oxford up to $380 to conduct specified research services for the Company’s benefit during an initial 18-month term, which may be extended by the parties.

The Company will own the results of the research conducted under the collaboration, including any potential intellectual property inventions. The agreement may be terminated by either party subject to certain conditions.

In the year ended December 31, 2015, the Company incurred and paid $208 to Oxford pursuant to the agreement, which was recorded as research and development expense in its consolidated statements of operations. The remaining $173 is due in 2016.

The Children’s Hospital of Philadelphia

In April 2015, the Company entered into a master sponsored research agreement with The Children’s Hospital of Philadelphia (“CHOP”).

The agreement with CHOP involves characterization of the Company’s proprietary isomers for the treatment of Huntington’s disease. Under the agreement, the Company agreed to pay CHOP up to $194 to conduct research activities, on a project-by-project basis, for the Company’s benefit during a term that ends on the later of the five- year anniversary of the agreement or the date that the last research project is completed.

Subject to certain conditions, the Company has a first and exclusive option to negotiate for a revenue-bearing license, exclusive or non-exclusive at its election, under all of CHOP’s interest in and to the CHOP intellectual property and the joint intellectual property resulting from each research project performed under the agreement, provided that the Company pays all costs for the preparation, filing, prosecution and maintenance of patents or other intellectual property protection in the case of an exclusive license or its pro rata costs in the case of a non-exclusive license.

The agreement may be terminated by either party subject to certain conditions.

In the year ended December 31, 2015, the Company incurred and paid $145 to CHOP pursuant to the agreement, which was recorded as research and development expense in its consolidated statements of operations. The remaining $49 is due in 2016.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

University of Dundee

In September 2015, the Company entered into a research collaboration agreement with the University of Dundee, or Dundee. The research collaboration with Dundee involves characterizing our proprietary isomers in order to improve the pharmacology of oligonucleotides for the treatment of EBS. Under the agreement, both parties are obligated to use reasonable endeavors to carry out the research project in accordance with the agreed upon research plan. Under the agreement, the Company has agreed to pay Dundee up to $0.3 million to conduct specified research services for our benefit during an initial two-year term, which may be extended by the parties. As of December 31, 2015, the Company has paid $38 to the University of Dundee pursuant to the agreement, which was recorded at research and development expense in its consolidated statement of operations.

The Company will own the results of the research conducted under the collaboration, including any potential intellectual property inventions, and may, at their own expense, elect to register and maintain any protection for the intellectual property included in or arising or derived from the results of the research, including patent applications, without payment of any additional compensation to Dundee. The agreement does not affect the respective ownership rights of any background information, intellectual property, technology, design or know-how owned by the parties that are not results of the research conducted under the collaboration. Dundee retains the right to use the results of the research for purposes of Dundee’s own internal academic teaching and other scholarly uses undertaken solely for education and academic research.

Either the Company or Dundee may terminate the research collaboration in the event of the other party’s breach of the agreement, if such breach is capable of cure, but remains uncured after 60 days of receiving written notice of such breach, or upon the occurrence of certain bankruptcy events.

Unasserted Claims

In the ordinary course of business, the Company may be subject to legal proceedings, claims and litigation as the Company operates in an industry susceptible to patent legal claims. The Company accounts for estimated losses with respect to legal proceedings and claims when such losses are probable and estimable. Legal costs associated with these matters are expensed when incurred. The Company is not currently a party to any legal proceedings.

10. NET LOSS PER ORDINARY SHARE

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares used in computing net loss per share attributable to ordinary shareholders:

	Year Ended December 31,
	2015	2014	2013
Numerator:
Net loss attributable to ordinary shareholders	$(19,200)	$(5,229)	$(3,318)

Denominator:
Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders—basic and diluted	10,501,455	3,911,556	1,743,014

Net loss per share, basic and diluted	$(1.83)	$(1.34)	$(1.90)

The Company’s potentially dilutive shares, which include outstanding share options to purchase ordinary shares, are considered to be ordinary share equivalents and are only included in the calculation of diluted net loss per share when their effect is dilutive.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

The following potential ordinary shares, presented based on amounts outstanding at each period end, were excluded from the calculation of diluted net loss per share attributable to ordinary shareholders for the periods indicated because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2015	2014	2013
Options to purchase ordinary shares	2,215,342	—	—
Series A preferred shares	3,901,348	3,901,348	1,536,209

	6,116,690	3,901,348	1,536,209

11. INCOME TAXES

The components of loss before income taxes were as follows:

	Year Ended December 31,
	2015	2014	2013
Singapore	$(16,534)	$(4,542)	$(2,973)
Rest of world	(2,622)	(603)	(675)

Loss before income taxes	$(19,156)	$(5,145)	$(3,648)

During the year ended December 31, 2015, the Company recorded a tax provision of $44 which is a result of changes in the United States valuation allowance during the period. During the year ended December 31, 2014, the Company recorded a provision for income taxes of $84 due to income taxed in the United States. During the year ended December 31, 2013, the Company recorded a benefit for income taxes of $330 which is a result of changes in the United States valuation allowance during the period.

During the years ended December 31, 2015, 2014 and 2013, the Company recorded no income tax benefits for the net operating losses incurred in Japan and Singapore, due to its uncertainty of realizing a benefit from those items.

The deferred components of the benefit (provision) for income taxes were as follows:

	Year Ended December 31,
	2015	2014	2013
Current tax benefit (provision):
Singapore taxes	$—	$—	$—
Rest of world taxes	(8)	—	—

Total current benefit (provision) income taxes	$(8)	$—	$—

Deferred tax benefit (provision):
Singapore taxes	$—	$—	$—
Rest of world taxes	(36)	(84)	330

Total deferred benefit (provision) income taxes	$(36)	$(84)	$330

Total benefit (provision) income taxes	$(44)	$(84)	$330

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

A reconciliation of the Singapore statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2015	2014	2013
Singapore statutory income tax rate	17.0%	17.0%	17.0%
Research and development tax credits	2.3	2.2	4.1
Permanent differences	5.5	—	(1.4)
Foreign exchange loss	—	2.0	0.8
Changes in reserves for uncertain tax positions	(1.2)	(2.2)	(2.1)
Foreign rate differential	1.2	4.5	3.9
Tax rate change	0.2	—	—
Change in deferred tax asset valuation allowance	(25.2)	(25.1)	(13.3)

Effective income tax rate	(0.2)%	(1.6)%	9.0%

The components of the Company’s deferred tax assets as of December 31, 2015 and 2014 are as follows:

	December 31,
	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$7,037	$1,298
Research and development credits	460	384
Accrued expenses	58	63
Stock compensation	218	—
Deferred expenses	—	1,295
Other	149	94

	7,922	3,134
Valuation allowance	(7,466)	(2,658)

Total deferred tax assets	456	476
Depreciation	(246)	(230)

Total deferred tax liability	(246)	(230)

Net deferred tax asset (liability)	$210	$246

A roll-forward of the valuation allowance for the years ended December 31, 2015, 2014 and 2013 is as follows:

	Year Ended December 31,
	2015	2014	2013
Balance at beginning of year	$2,658	$1,534	$1,209
Increase in valuation allowance	4,818	1,292	864
Reversal of valuation allowance	—	—	(379)
Effect of foreign currency translation	(10)	(168)	(160)

Balance at end of year	$7,466	$2,658	$1,534

As of December 31, 2015 and 2014, the Company has net operating loss carryforwards in the United States of $1,837 and $2,115, respectively, available to offset future U.S. federal taxable income and approximately $1,871

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

and $2,365, respectively, available to reduce future state taxable income. The U.S. federal and state net operating losses begin to expire in 2030. As of December 31, 2015 and 2014, the Company also has United States research and development credit carryforwards of approximately $674 and $367, respectively, available to offset future U.S. federal income taxes and approximately $400 and $204, respectively, available to offset future state income taxes. The U.S. federal and state research and development credits will begin to expire in 2030 and 2025, respectively.

As of December 31, 2015 and 2014, the Company has net operating loss carryforwards in Japan of $4,316 and $3,535, respectively, which may be available to offset future income tax liabilities and begin to expire in 2015.

As of December 31, 2015 and 2014, the Company has net operating loss carryforwards in Singapore of $31,843 and $0, respectively, which may be available to offset future income tax liabilities and can be carried forward indefinitely.

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets in Japan and Singapore. Accordingly, a full valuation allowance has been established against those deferred tax assets as of December 31, 2015 and 2014. The valuation allowance increased by approximately $4,818 in 2015, $1,292 in 2014 and $864 in 2013 primarily as a result of operating losses generated with no corresponding financial statement benefit. The Company may release this valuation allowance when management determines that it is more likely than not that the deferred tax assets will be realized. Any release of valuation allowance will be recorded as a tax benefit increasing net income.

At December 31, 2013, the Company determined that it was more likely than not that the Company would be able to realize the majority of the United States deferred tax assets primarily related to United States federal research and development credits, as a result of the research services agreement established between Singapore and the United States in 2013, which results in marginal profitability in the United States in 2013 and for the foreseeable future. Accordingly, the Company reversed $379 of its valuation allowance on United States federal and state deferred tax assets in 2013.

The Company’s reserves related to taxes and its accounting for uncertain tax positions are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more-likely-than-not to be realized following resolution of any potential contingencies present related to the tax benefit.

A summary of activity in the Company’s unrecognized tax benefits is as follows:

	2015	2014	2013
Unrecognized tax benefit during the year	$1,025	$901	$815
Tax positions related to the current year	255	124	86

Unrecognized tax benefit end of year	$1,280	$1,025	$901

As of December 31, 2015, 2014 and 2013, the total amount of gross unrecognized tax benefits in the United States, which excludes interest and penalties, was $1,280, $1,025 and $901, respectively. At December 31, 2015, $997 million of the net unrecognized tax benefits, respectively, would affect the Company’s annual effective tax rate if recognized.

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

As discussed in Note 2, the Company early adopted ASU 2013-11 and therefore unrecognized tax benefits related to net operating losses are netted against the related deferred tax asset. The Company believes it is reasonably possible that approximately $700 of its unrecognized tax benefits may decrease by the end of 2016 as a result of the Company’s intention to amend its tax filings for transfer pricing in prior years. The impact of the reversal of the uncertain tax benefit will reduce the net operating loss carryforwards in the United States.

The Company’s policy is to record interest and penalties related to income taxes as part of its income tax provision. As of December 31, 2015 and 2014, the Company had no accrued interest or penalties related to uncertain tax positions, and no amounts have been recognized in the Company’s statements of operations and comprehensive loss.

The Company files income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by various taxing authorities in the United States, Japan, and Singapore. There are currently no pending income tax examinations. Tax years from 2012 to the present are still open to examination in the United States, from 2008 to the present in Japan, and from 2012 to the present in Singapore. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state tax authorities to the extent utilized in a future period.

As of December 31, 2015 and 2014, $24 and $484, respectively, of cash was held by the subsidiaries outside of Singapore. The Company does not provide for Singapore income tax or foreign withholding taxes on foreign unrepatriated earnings, as the Company intends to permanently reinvest undistributed earnings in its foreign subsidiaries. If the Company decides to change this assertion in the future to repatriate any additional foreign earnings, the Company may be required to accrue and pay taxes. Because of the complexity of Singapore and foreign tax rules applicable to the distribution of earnings from foreign subsidiaries to Singapore, the determination of the unrecognized deferred tax liability on these earnings is not practicable.

Utilization of the net operating loss carryforwards and research and development tax credit carryforwards in the United States may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the shares of a corporation by more than 50% over a three-year period. The Company has completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since its formation. The results of this study indicated that the Company experienced ownership changes as defined by Section 382 of the Code. The limitations will not have a material impact on the Company’s ability to utilize its research and development credit carryforwards to offset future tax liabilities.

12. EMPLOYEE BENEFIT PLANS

In 2013, the Company adopted a 401(k) retirement and savings plan (the “401(k) Plan”) covering all U.S.-based employees. The 401(k) Plan allows employees to make pre-tax contributions up to the maximum allowable amount set by the IRS. Under the 401(k) Plan, the Company may make discretionary contributions as approved by the board of directors. The Company did not make contributions to the 401(k) Plan during the years ended December 2015, 2014, and 2013.

The Company has a J401(k) defined contribution pension plan covering all Japan-based permanent employees that was adopted in 2010. The J401(k) defined contribution pension plan allows the Company to make pre-tax

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

contributions up to the maximum allowable amount set by the chief officer of the Kyushu Regional Bureau of Health and Welfare’s approval and company’s wage regulation. Under the J401(k) defined contribution pension plan, the Company may make discretionary contributions as approved by the Board of Directors. The Company has made contributions of $7 through December 31, 2015.

13. RELATED PARTIES

The Company had the following related party transactions for the periods presented in the accompanying consolidated financial statements, which have not otherwise been discussed in these notes to the consolidated financial statements:

•	The Company had cash of $115 and $17 at December 31, 2015 and 2014, respectively, in depository accounts with one of its investors, who became an investor in February 2014.

•	The Company made payments for lease rentals in the amount of $178 and $214 to SNBL, a related party, for the years ended December 31, 2015 and 2014, respectively.

•	Pursuant to the terms of a service agreement previously held with SNBL, a related party, the Company paid SNBL $119, $71, and $245 in the years ended December 31, 2015, 2014 and 2013, respectively, for accounting and administrative services provided to the Company and its affiliates.

•	In 2012, the Company entered into a consulting agreement with a shareholder for services in the capacity as a scientific advisor. The consulting agreement does not have a certain term and may be terminated by either party upon 14 days’ prior written notice. The Company pays the shareholder $13 per month and reimbursement for certain expenses.

•	The Company also has an informal consulting arrangement with a shareholder in the amount of 250 Japanese yen, or $2, per month, plus reimbursement of certain expenses, for scientific advisory services.

14. GEOGRAPHIC DATA

The Company’s long-lived assets consist of property and equipment and are located in the following geographical areas:

	Year ended December 31,
	2015	2014	2013
Asia	$578	$745	$777
United States	2,211	524	607

Total long-lived assets	$2,789	$1,269	$1,384

15. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Selected quarterly results from operations for the years ended December 31, 2015 and 2014 are as follows:

	2015 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues	$26	$126	$—	$—
Operating expenses	3,491	3,755	4,990	7,214
Net loss	(3,465)	(3,700)	(4,936)	(7,099)
Basic and diluted net loss per ordinary share	$(0.42)	$(0.40)	$(0.54)	$(0.46)

WAVE Life Sciences Ltd. and its Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2015

	2014 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues	$—	$—	$—	$—
Operating expenses	968	1,292	1,354	1,780
Net loss	(400)	(1,717)	(1,363)	(1,749)
Basic and diluted net loss per ordinary share	$(0.14)	$(0.40)	$(0.32)	$(0.41)

WAVE Life Sciences Ltd.

Supplementary Financial Information

Year ended December 31, 2015

Supplementary Financial Information of WAVE Life Sciences Ltd. (Parent Company)

WAVE LIFE SCIENCES LTD.

BALANCE SHEET

(In thousands, except share amounts)

	December 31, 2015	December 31, 2014
	(Audited)	(Unaudited)
Assets
Current Assets:
Cash	$161,196	$564
Accounts receivable	—	152
Intercompany receivables	1,252	62
Prepaid expenses and other current assets	28	72

Total current assets	162,476	850

Intercompany loans to subsidiaries	6,733	5,083
Investment in subsidiary—WAVE USA	2,318	4,066
Investment in subsidiary—WAVE Japan	—	—

Total assets	$171,527	$9,999

Liabilities, Series A preferred shares and shareholders’ equity
Current Liabilities:
Accounts payable	$1,840	$27
Intercompany accounts payable	3,182	2,235
Deferred revenue	—	152
Accrued expenses	539	400

Total current liabilities	5,561	2,814

Total liabilities	$5,561	$2,814

Series A preferred shares, no par value; 3,901,348 shares issued and outstanding at December 31, 2015	$7,874	$—

Shareholders’ equity:
Series A preferred shares, no par value; 3,901,348 shares issued and outstanding at December 31, 2014	—	7,874
Ordinary shares, no par value; 21,551,423 and 4,263,472 shares issued and outstanding at December 31, 2015 and 2014, respectively	185,344	9,973
Additional paid-in capital	1,614	—
Accumulated deficit	(28,866)	(10,662)

Total shareholders’ equity	$158,092	$7,185

Total liabilities, Series A preferred shares and shareholders’ equity	$171,527	$9,999

The accompanying notes are an integral part of the supplementary financial information.

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

1. DOMICILE AND ACTIVITIES

WAVE Life Sciences Ltd., formerly, WAVE Life Sciences Pte. Ltd (the “Parent,” “we,” “us,” and “our”), registration number 201218209G, is a company incorporated in the Republic of Singapore on July 23, 2012. The Parent’s registered office is located at 8 Cross Street, #10-00 PWC Building, Singapore 048424. The Parent was incorporated with the purpose of combining two commonly held companies, WAVE Life Sciences USA, Inc. (“WAVE USA”), a Delaware corporation (formerly Ontorii, Inc.), and WAVE Life Sciences (Japan) (“WAVE Japan”), a company organized under the laws of Japan (formerly Chiralgen., Ltd.), which occurred on September 12, 2012.

WAVE Life Sciences Ltd. (together with its subsidiaries, the “Company”) is a preclinical biopharmaceutical company with a proprietary synthetic chemistry drug development platform that the Company is using to design, develop and commercialize a broad pipeline of first-in-class or best-in-class nucleic acid therapeutic candidates. The Company is initially developing nucleic acid therapeutics that target genetic defects to either reduce the expression of disease-promoting proteins or transform the production of dysfunctional mutant proteins into the production of functional proteins.

The Parent’s primary activities since inception have been conducting research and experimental development of biotechnology and chemicals, conducting preclinical testing, recruiting personnel and raising capital to support development activities.

On November 5, 2015, the Parent converted from a Singapore private company limited by shares to a Singapore public company limited by shares. In connection with this conversion, the Parent changed its name from “WAVE Life Sciences Pte. Ltd.” to “WAVE Life Sciences Ltd.”

On November 16, 2015, the Parent closed an initial public offering of its ordinary shares, in which the Parent issued and sold 6,375,000 ordinary shares at a price to the public of $16.00 per share. On December 4, 2015, the Parent issued an additional 618,126 ordinary shares at a price of $16.00 per share pursuant to a partial exercise of the underwriters’ over-allotment option. The aggregate net proceeds to the Parent from the initial public offering, inclusive of the over-allotment exercise, were $100,366 after deducting underwriting discounts and commissions and offering expenses payable by the Parent. Upon the listing of the Parent’s ordinary shares on the NASDAQ Global Market on November 11, 2015, all of the outstanding Series B preferred shares of the Parent automatically converted into 5,334,892 of the Parent’s ordinary shares.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

In order to comply with the requirements of the Singapore Companies Act (“the Act”), the Parent must present the supplementary financial balance sheets above. These balance sheets are comprised solely from the standalone accounts of WAVE Life Sciences Ltd., the Parent company.

The Parent applied to the Accounting and Corporate Regulatory Authority (“ACRA”) for an exemption from preparing its 2015 financial statements in accordance with Singapore Financial Reporting Standards (“FRSs”), as

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

a result of the Parent having its initial public offering in 2015 and being listed on the NASDAQ Global Market, the Parent is required to prepare its audited annual financial statements in accordance with the Generally Accepted Accounting Principles of the United States (“U.S. GAAP”), which is submitted to the Securities and Exchange Commission on Form 10-K.

The Parent received the exemption from ACRA and therefore the balance sheets above are prepared in accordance with U.S. GAAP, other than as noted in the paragraph entitled “Investment in Subsidiaries.” The amounts presented on the Parent’s balance sheet as of December 31, 2015 and the related disclosures included in this supplementary financial information have been audited. However, the Parent’s balance sheet as of December 31, 2014 and the related disclosures in this supplementary financial information have not been audited and are only presented herein for purposes of comparison. This is due to the fact that prior to going public, the Parent prepared its 2014 Singapore statutory financial statements in accordance with FRSs.

Functional and presentation currency

This supplementary financial information is presented in U.S. dollars, which is the Parent’s functional currency. Additionally, all financial information is presented in thousands, with the exception of share and per share amounts.

Use of Estimates

The Parent uses estimates and assumptions in preparing the supplementary financial information that may affect reported amounts and disclosures. Significant estimates and assumptions reflected in this supplementary financial information include the valuation of its Series A preferred shares on conversion of the related party notes payable, the valuation of the Parent’s ordinary shares prior to the initial public offering, the assumptions used to determine the fair value of share-based awards, and the valuation allowance required for the Parent’s deferred tax assets. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from the Parent’s estimates.

Investment in Subsidiaries

The Parent’s investment in subsidiaries is accounted for by either increasing its initial investment in each subsidiary by that subsidiary’s net income for each financial year or by decreasing its initial investment in each subsidiary by that subsidiaries net loss for each financial year to the extent of the initial investment of the subsidiary. Under this method, the Parent’s investment in subsidiaries are reported as separate lines on the Parent’s standalone balance sheet. U.S. GAAP requires that a Parent’s investment in subsidiaries be consolidated.

Fair Value of Financial Instruments

The Parent is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. The fair value hierarchy is a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from sources independent of the Parent. Unobservable inputs are inputs that reflect the Parent’s assumptions about the inputs

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

that market participants would use in pricing the financial instrument and are developed based on the information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of the investments and is not a measure of the investment credit quality. The hierarchy defines three levels of valuation inputs:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets.

Level 2—Quoted prices for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3—Pricing inputs are unobservable for the asset, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset. Level 3 includes private investments that are supported by little or no market activity.

There were no financial instruments recorded at fair value as of December 31, 2015 and 2014. The carrying amounts of prepaid and other current assets, accounts payable and accrued expenses are valued at cost, which approximates their fair values due to their short-term maturities.

Given their related party nature, intercompany receivables, intercompany loans to subsidiaries and intercompany payables were transacted based upon terms and amounts set forth between the Parent and its subsidiaries.

Concentration of Credit Risk

Cash is a financial instrument that potentially subjects the Parent to concentration of credit risk. The Parent uses three financial institutions to maintain its cash, all of which are high quality, accredited financial institutions and, accordingly, such funds are subject to minimal credit risk. The Parent has not experienced any losses in such accounts and management believes that the Parent is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. The Parent has no financial instruments with off-balance sheet risk of loss.

Unasserted Claims

In the ordinary course of business, the Parent may be subject to legal proceedings, claims and litigation as the Parent operates in an industry susceptible to patent legal claims. The Parent accounts for estimated losses with respect to legal proceedings and claims when such losses are probable and estimable. Legal costs associated with these matters are expensed when incurred. The Parent is not currently a party to any legal proceedings.

Share Splits

The Parent’s board of directors and shareholders approved a 50-for-1 share split of the Parent’s outstanding ordinary and Series A preferred shares effective November 18, 2014. Additionally, the Parent’s board of directors and shareholders approved a 4.0415917-for-1 share split of the Parent’s issued and outstanding ordinary shares, Series A preferred shares and Series B preferred shares effective November 1, 2015. All share and per share amounts in the consolidated financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the share splits.

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Parent accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements, but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value. Therefore, the Parent provides a valuation allowance to the extent that it is more likely than not that all or a portion of the deferred tax assets will not be realized in the future.

The Parent accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

The Parent has certain research and management services agreements in place with WAVE USA, it’s U.S. subsidiary, which include transfer pricing assumptions. The determination of the appropriate level of transfer pricing requires judgment based on transfer pricing analyses of comparable companies. The Parent monitors the nature of their service agreements for changes in our operations as well as economic conditions. The Parent also periodically reviews the transfer pricing analyses for changes in the composition in the pool of comparable companies as well the related ongoing results of the comparable companies.

Share-Based Compensation

The Company measures and recognizes share-based compensation expense, for employee option awards, based on the grant date fair value of the awards. The Company recognizes share-based compensation expense, net of estimated forfeitures, on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The balance sheet of the Parent presented as a part of this supplemental financial information only includes share-based compensation for non-employee option awards as all the employees who have received option awards are employees of WAVE USA or WAVE Japan and therefore the share-based compensation expense for employee option awards was recorded by the subsidiaries.

The fair value of share-based awards granted to non-employees represents either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. All issuances of equity instruments issued to non-employees as consideration for goods or services received by the Parent are accounted for based on the fair value of the equity instruments issued. These awards are recorded in expense and additional paid-in capital in shareholders’ equity over the applicable service periods based on the fair value of the options at the end of each period.

The Company estimates the fair value of employee share options as of the date of grant using the Black- Scholes option pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded share price. The expected term of the Company’s share options has been determined utilizing the “simplified” method for awards that qualify as “plain- vanilla” options. The risk-free interest rate is determined by reference to the yield curve of a zero-coupon U.S. Treasury bond on the date of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Parent has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.

The Parent also estimates the fair value of non-employee share options using the Black-Scholes option pricing model reflecting the same assumptions as applied to employee options in each of the reporting periods, other than the expected life, which is assumed to be the remaining contractual life of the options.

3. INTERCOMPANY BALANCES

The intercompany balances presented on the Parent’s standalone balance sheet are the result of intercompany transactions between the Parent and its subsidiaries; WAVE USA and WAVE Japan.

During 2015 and 2014, the Parent entered into multiple intercompany loan agreements with both of its subsidiaries. As of December 31, 2015 and 2014, intercompany loans to subsidiaries amounted to $6,733 and $5,083 respectively. The $6,733 of outstanding intercompany loans at December 31, 2015 will mature on December 31, 2016. Despite the fact that these loans will mature in the coming year they have been classified on the Parent’s balance sheet as long term because the Parent does not believe it is likely that its subsidiaries will be able to repay the loan amounts in the coming year as the subsidiaries have no commercial revenue or other sources of income. The Parent has determined that if its subsidiaries are unable to repay the intercompany loan when the loans mature that it will enter into new intercompany loan agreements with its subsidiaries for the full amount outstanding at the time of maturity. These intercompany loans are unsecured and interest rates per annum ranged from 0.34% to 1.53% for 2015 and from 1.18% to 1.32% for 2014. As of December 31, 2015 and 2014, intercompany interest receivable related to the intercompany loan agreements amounted to $8 and $62, respectively, and was included in the intercompany receivables. Intercompany receivables as of December 31, 2015 primarily represent $1,244 due from WAVE USA related to certain expenses that were paid for on behalf of WAVE USA by the Parent. Intercompany receivables as of December 31, 2014 only included the $62 of intercompany interest receivable.

The Parent has certain intercompany research and management services agreements in place with WAVE USA, under which WAVE USA bills the Parent for providing research and management services. As of December 31, 2015 and 2014, the intercompany accounts payable related to the intercompany research and management services agreements amounted to $1,444 and $497, respectively. Intercompany accounts payable as of December 31, 2015 and 2014 also included $1,738 related to the assignment of intellectual property and know-how from WAVE USA to the Parent, which occurred during a prior period.

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

4. SHARE CAPITAL

Ordinary Shares

The following represents the historical ordinary share transactions of the Parent from January 1, 2014 through December 31, 2015:

•	In February 2014, the Parent issued 2,263,291 ordinary shares to a third-party investor at $2.47 per share for net proceeds of $5,585. In connection with this financing, holders of $9,602 of related party notes payable agreed to convert such notes into 2,365,139 Series A preferred shares and 1,515,596 ordinary shares.

•	In January 2015, the Parent issued 4,769,077 ordinary shares to a third-party investor and an existing investor at $2.47 per share for net proceeds of $11,631.

•	In March 2015, the Parent granted 190,856 fully-vested ordinary shares to an executive of the Company who is employed by WAVE USA.

•	In November 2015, the Parent completed an initial public offering of its ordinary shares, in which the Parent issued and sold 6,375,000 ordinary shares at a price to the public of $16.00 per share. In December 2015, the Parent issued an additional 618,126 ordinary shares at a price of $16.00 per share pursuant to a partial exercise of the underwriters’ over-allotment option. The aggregate net proceeds to the Parent from the initial public offering, inclusive of the over-allotment exercise, were $100,366 after deducting underwriting discounts and commissions and estimated offering expenses payable by the Parent.

Features of the Ordinary Shares

The ordinary shares have no par value and there is no authorized share capital under Singapore law. The rights, preferences, and privileges of ordinary shares are as follows:

New Share Offering

Any new ordinary shares or securities convertible into ordinary shares shall be offered in the first instance to all the then holders of any class of shares, other than the Series A preferred shares, prior to issuance. Each shareholder shall have right of pre-emption with respect to any issuance of new ordinary shares or securities convertible into ordinary shares. This right of pre-emption shall not apply to shares sold in an initial public offering of the Parent’s equity securities and shall terminate immediately prior to the closing of an initial public offering.

Voting

The holders of ordinary shares are entitled to one vote for each ordinary share held at all meetings of shareholders and written actions in lieu of meetings provided; however, that except as otherwise required by law, holders of ordinary shares shall not be entitled to implement the following without the approval of more than 75% of the Parent’s issued and outstanding ordinary shares:

(i)	a merger, split, corporate reorganization, liquidation, dissolution, or winding up of the Parent or any member of the group;

(ii)	authorize or issue any additional shares, other equity interests in the Parent or any convertible securities into such equity interests;

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

4. SHARE CAPITAL (CONTINUED)

(iii)	effect any public offering or listing of the equity securities of the Parent; or

(iv)	purchase, redeem, pay or declare any dividend on any shares or other equity interests in the Parent.

Dividends

All dividends shall be declared and paid pro rata according to the number of shares held by each member entitled to receive dividends. The Parent’s Board of Directors may deduct from any dividend all sums of money presently payable by the member to the Parent on account of calls.

Liquidation

In the event of a liquidation, dissolution or winding up of, or a return of capital by the Parent, the ordinary shares will rank equally with the Series A preferred shares after the payment of the liquidation preference of $10 for Series A preferred shares.

Series A Preferred Shares

The following represent the Series A preferred share transactions of the Parent from January 1, 2014 through December 31, 2015:

•	In February 2014, holders of $9,602 of related party notes payable agreed to convert such notes into 2,365,139 Series A preferred shares and 1,515,596 ordinary shares.

•	In connection with the private placement of Series B preferred shares on August 14, 2015, holders of the Parent’s preference shares agreed to rename the existing “preference shares” as “Series A preferred shares.” In addition, as further described below, the terms of the Series A preferred shares were amended to remove their right of first refusal and to provide for their right to convert on a one-for-one basis into an aggregate of 3,901,348 ordinary shares at any time at the election of the holder. The rights of the Series A preferred shares are identical to the ordinary shares other than: (1) no voting rights other than in limited circumstances, (2) the right to a non-cumulative dividend if and when declared by our board of directors and (3) the right to convert the Series A preferred shares at any time on a one-for-one basis into ordinary shares at the discretion of the holder. The Parent’s shareholders, including holders of Series A preferred shares, entered into an investors’ rights agreement and a voting agreement with the Parent in connection with the private placement. Pursuant to the terms of the voting agreement, investors who hold at least 1,212,477 shares of registerable securities, including holders of Series A preferred shares and Series B preferred shares, have a right to purchase certain new securities offered by the Parent. Additionally, in the event of the sale of 50% or more of the voting power of the Parent or a deemed liquidation event, if the holders of at least a majority of the ordinary shares and the holders of 56% of the Series B preferred shares vote to a sale of the Parent, they have the right to force the other shareholders, including the holders of Series A preferred shares, to agree to such a sale.

•	In September 2015, the terms of the Series A preferred shares were further amended to provide that, upon the mandatory conversion of Series B preferred shares, which occurred on the completion of the initial public offering, the existing right of Series A preferred shares to a non-cumulative dividend if and when declared by our board of directors ceased and was replaced by a liquidation preference consisting of $0.0024743 per Series A preferred share, or an aggregate of $10 based on the number of Series A preferred shares outstanding at the date of the amendment.

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

4. SHARE CAPITAL (CONTINUED)

The Parent has accounted for the September 2015 amendment to the Series A preferred shares as a modification of the preferred shares based on upon a qualitative assessment of the amendment. The Parent has not adjusted the carrying value of the Series A preferred shares since the fair value of the Series A preferred shares immediately prior and subsequent to the modification date resulted in an immaterial change in fair value.

The addition of the liquidation preference to the Series A preferred shares, however, resulted in the reclassification of the Series A preferred shares from permanent shareholders’ equity to temporary shareholders’ equity since the holders of the Series A preferred shares are entitled to a liquidation preference upon a deemed liquidation event, which is outside the control of the Parent. In the event a deemed liquidation event were to occur, the Parent would adjust the carrying value of the Series A preferred shares to their liquidation value, which amounts to $10 in the aggregate.

The Series A preferred shares have no par value and there is no authorized share capital under Singapore law. The Series A preferred shares are not redeemable.

Series B Preferred Shares Converted in Connection with Initial Public Offering

The following represents the historical Series B preferred share transactions of the Parent from the date of issuance, August 14, 2015, through the completion of our initial public offering:

•	On August 14, 2015, the Parent issued an aggregate of 5,334,892 Series B preferred shares at a purchase price of $12.37 per share to certain third-party investors for $62,532 of net proceeds.

•	Upon the completion of the initial public offering on November 16, 2015, all of the outstanding Series B preferred shares of the Parent automatically converted into 5,334,892 of the Parent’s ordinary shares.

Prior to the conversion of the Series B preferred shares into ordinary shares, the Series B preferred shares had a liquidation preference over the Series A preferred shareholders and ordinary shareholders equal to the original per share amount paid of $12.37 per share, plus any declared plus unpaid dividends, if any. Additionally, the holders of Series B preferred shares were entitled to voting rights, however, the Series B preferred shareholders were not entitled to any preferential dividends and their shares were not redeemable.

5. SHARE-BASED COMPENSATION

In December 2014, WAVE Life Sciences Ltd.’s board of directors adopted the WAVE Life Sciences Ltd. 2014 Equity Incentive Plan (the “2014 Plan”), and reserved 1,763,714 ordinary shares for issuance under this plan, which, as approved, was increased to 5,064,544 in 2015.

The 2014 Plan authorizes the board of directors or a committee of the board to grant incentive share options, non-qualified share options, share appreciation rights and restricted awards to eligible employees and non-employees. Options generally vest over a period of three or four years, and options that lapse or are forfeited are available to be granted again. The contractual life of all options is ten years from the date the option begins to vest.

During the year ended December 31, 2015, the Company granted options to purchase 2,215,342 ordinary shares to employees and non-employees. Of the total 2,215,342 options granted in 2015, the Parent granted options to purchase 547,502 ordinary shares to non-employees. The remainder of the options were granted to employees of

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

5. SHARE-BASED COMPENSATION (CONTINUED)

the subsidiaries. Additionally, during 2015 the Company granted 190,856 fully-vested ordinary shares to an employee of WAVE USA. The Company did not grant any options during the year ended December 31, 2014. As of December 31, 2015, 2,658,346 ordinary shares remained available for future grant under the 2014 Plan.

The Company recorded share-based compensation expense of $4,024 for the year ended December 31, 2015, of which $1,614 related to options granted to non-employees. Of the total share-based compensation expense, the Parent recorded share-based compensation expense of $1,614, related to options granted to non-employees. Share-based compensation expense related to options granted to employees or shares issued to employees are recorded by the subsidiaries. The Parent measures and records the value of options granted to non-employees over the period of time services are provided and, as such, unvested portions are subject to re-measurement at subsequent reporting periods. The Parent did not have any share-based compensation expense for the year ended December 31, 2014.

Share option activity under the 2014 Plan, which reflects options granted to both employees and non-employees, is summarized as follows:

	Number of Shares(1)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value(2) (US$ in thousands)
Outstanding as of January 1, 2015	—
Granted	2,215,342	$3.88

Outstanding as of December 31, 2015	2,215,342	$3.88	9.30	$26,740

Options exercisable as of December 31, 2015	700,779	$2.48	9.20	$9,443

Options vested and expected to vest as of December 31, 2015	2,139,612	$3.86	9.30	$25,875

(1)	Includes 547,502 options granted by the Parent to non-employees during March 2015.
(2)	The aggregate intrinsic value of options is calculated as the difference between the exercise price of the share options and the fair value of the Parent’s ordinary shares for those share options that had exercise prices lower than the fair value of the ordinary shares as of the end of the period.

The assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees during the period were as follows:

Year ended December 31, 2015
Risk-free interest rate	1.56% - 1.89%
Expected term (in years)	5.52 - 6.12
Expected volatility	62.14% - 71.02%
Expected dividend yield	0%
Exercise price	$2.47 - 13.08
Fair value of ordinary share	$4.41 - 13.08

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

5. SHARE-BASED COMPENSATION (CONTINUED)

The assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to non-employees during the period were as follows:

Year Ended December 31, 2015
Risk-free interest rate	2.06% - 2.35%
Expected term (in years)	9.19 - 10.00
Expected volatility	62.65% - 69.80%
Expected dividend yield	0%
Exercise price	$2.47
Fair value of ordinary share	$4.41 - 15.95

Prior to the Parent’s initial public offering in November 2015, the fair value of the Parent’s ordinary shares was determined by the Parent’s board of directors based upon a retrospective valuation with the assistance of a third-party valuation specialist and the guidance outlined in the American Institute of Certified Public Accountants Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, also known as the Practice Aid, based on a variety of different objective and subjective factors, including the Company’s financial position, the status of development efforts within the Company, the composition and ability of the current scientific and management teams, the current climate in the marketplace, the illiquid nature of the Parent’s shares, the prices of arm’s length sales of the Parent’s ordinary shares, and the likelihood of achieving a liquidity event such as a public offering or sale of the Company. After the closing of the Parent’s initial public offering, the board of directors determines the fair value of each underlying ordinary share based on the closing price of the Parent’s ordinary shares as reported by the NASDAQ Global Market on the date of the grant.

As of December 31, 2015, the unrecognized compensation cost for the Company related to outstanding options was $4,942 for employees and $3,791 for non-employees and is expected to be recognized as expense over a weighted-average period of approximately 2.51 years. Of the total unrecognized compensation of $8,733, only the $3,791 of unrecognized compensation cost for non-employees was related to the Parent. For the year ended December 31, 2015, the weighted-average grant date fair value per granted option was $6.64. As no options were granted in 2014, the Parent did not have any unrecognized compensation cost related to outstanding options as of December 31, 2014.

In March 2015, the Company granted 190,856 fully-vested ordinary shares to an executive of the Company and the Company recorded compensation expense in the amount of $842. These shares were issued by the Parent and therefore these shares and the share amount are reflected on the Parent’s balance sheet; however, the compensation expense was recorded by WAVE USA, its subsidiary, as the executive is employed by WAVE USA. The Parent recorded an intercompany receivable from WAVE USA for the related compensation expense.

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

6. INCOME TAXES

There was no current income tax expense during 2015 or 2014 since the Parent incurred a pre-tax loss for both periods.

The components of the Parent’s deferred tax assets as of December 31, 2015 and 2014 are as follows:

	December 31,	December 31,
	2015	2014
	(US$ in thousands)
Deferred tax assets:
Net operating loss carryforwards	$5,413	$—
Deferred expenses	—	1,295

	5,413	1,295
Valuation allowance	(5,283)	(1,281)

Total deferred tax assets	130	14
Interest income	(42)	(14)
Intangible assets	(88)	—

Total deferred tax liability	(130)	(14)

Net deferred tax asset (liability)	$—	$—

As of December 31, 2015, the Parent has net operating loss carryforwards in Singapore of $31,843, which may be available to offset future income tax liabilities and can be carried forward indefinitely provided the Parent satisfies the shareholdings test for carry-forward losses.

The Parent has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets. Management has considered the Parent’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Parent will not realize the benefits of the deferred tax assets in Singapore. Accordingly, a full valuation allowance has been established against those deferred tax assets as of December 31, 2015. The valuation allowance increased by approximately $4,002 in 2015 primarily as a result of operating losses generated with no corresponding financial statement benefit. The Parent may release this valuation allowance when management determines that it is more likely than not that the deferred tax assets will be realized. Any release of valuation allowance will be recorded as a tax benefit increasing net income.

The Parent’s policy is to record interest and penalties related to income taxes as part of its income tax provision. As of December 31, 2015 and 2014, the Parent had no accrued interest or penalties related to uncertain tax positions, and no amounts have been recognized in the Parent’s accumulated deficit to date. The Parent does not have any uncertain tax positions as of December 31, 2015 and 2014.

The Parent files income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Parent is subject to examination by various taxing authorities in Singapore. There are currently no pending income tax examinations. Tax years from 2012 to the present are still open to examination in Singapore.

As of December 31, 2015 and 2014, $24 and $484 of cash, respectively, was held by the Parent’s subsidiaries outside of Singapore. Additionally, as of December 31, 2015 and 2014, $1,055 of restricted cash and no restricted cash, respectively, was held by the Parent’s subsidiaries outside of Singapore. The Parent does not

WAVE Life Sciences Ltd.

Notes to Supplementary Financial Information

Year ended December 31, 2015

(In thousands, except for share and per share amounts)

(Information as of December 31, 2014 and for the year ended December 31, 2014 is unaudited)

6. INCOME TAXES (CONTINUED)

provide for Singapore income tax or foreign withholding taxes on foreign unrepatriated earnings, as the Parent intends to permanently reinvest undistributed earnings in its foreign subsidiaries. If the Parent decides to change this assertion in the future to repatriate any additional foreign earnings, the Parent may be required to accrue and pay taxes. Because of the complexity of Singapore and foreign tax rules applicable to the distribution of earnings from foreign subsidiaries to Singapore, the determination of the unrecognized deferred tax liability on these earnings is not practicable.

7. RELATED PARTIES

The Parent had the following related party transaction for the period presented in the supplementary financial information, which has not otherwise been discussed in these notes to the supplementary financial information:

•	The Parent had cash of $100 and less than $1 at December 31, 2015 and 2014, respectively, in a depository account with one of its investors, who became an investor in February 2014.

8. SUBSEQUENT EVENTS

On May 5, 2016, the Parent entered into a Research, License and Option Agreement (the “Agreement”) with Pfizer Inc. (“Pfizer”). Simultaneously with the entry into the Agreement on May 5, 2016, the Parent entered into a Share Purchase Agreement (the “Equity Agreement,” and together with the Agreement, the “Pfizer Agreements”) with C.P. Pharmaceuticals International C.V., an affiliate of Pfizer (the “Pfizer Affiliate”).

Pursuant to the terms of the Agreement, the Parent and Pfizer have agreed to collaborate on the discovery, development and commercialization of stereopure oligonucleotide therapeutics for up to five programs (each, a “Pfizer Program”), each directed at a genetically-defined hepatic target selected by Pfizer (the “Collaboration”).

Under the Agreement, the parties agreed to collaborate during a four-year research term. The term of the Agreement runs from the effective date until the date of the last to expire payment obligation with respect to each Pfizer Program and expires on a program-by-program basis accordingly.

Under the terms of the Pfizer Agreements, Pfizer agreed to pay the Parent $40,000 upfront, $30,000 of which is in the form of an equity investment in the Parent. Subject to option exercises by Pfizer, assuming five potential products are successfully developed and commercialized, the Parent may earn up to an additional $871,000 in potential research, development and commercial milestone payments, plus royalties, tiered up to low double-digits, on sales of any products that may result from the Collaboration. Under the Equity Agreement, the Parent issued 1,875,000 shares of the Parent’s ordinary shares to the Pfizer Affiliate at a purchase price of $16.00 per share, for an aggregate purchase price of $30,000.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

+
1.	Election of Directors:	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain

	01 - Paul B. Bolno, M.D.	☐	☐	☐	02 - Gregory L. Verdine, Ph.D.			☐	☐	☐	03 - Peter Kolchinsky, Ph.D.	☐	☐	☐

	04 - Koji Miura	☐	☐	☐	05 - Ken Takanashi			☐	☐	☐	06 - Masaharu Tanaka	☐	☐	☐

	07 - Takeshi Wada, Ph.D.	☐	☐	☐

					For	Against	Abstain						For	Against	Abstain

2.	Approve the Re-Appointment of KPMG LLP as our Independent Registered Public Accounting Firm and Independent Singapore Auditor and Authorize the Auditor’s Remuneration				☐	☐	☐	3.	Approve the Non-Employee Directors’ Compensation				☐	☐	☐

4.	Authorize the Board to Allot and Issue Ordinary Shares of WAVE Life Sciences Ltd.				☐	☐	☐	5.	To transact such other business as may properly come before the 2016 Annual General Meeting of Shareholders and all adjournments or postponements thereof

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual General Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

WAVE Life Sciences Ltd.

2016 Annual General Meeting of Shareholders

Thursday, August 18, 2016, 12:00 p.m., Eastern Time

WAVE Life Sciences Ltd.

733 Concord Avenue, Cambridge, MA 02138

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS: The notice, proxy statement and our 2015 annual report to shareholders are available for viewing, printing and downloading at http://www.edocumentview.com/WVE.

Vote by Mail

Whether or not you expect to attend the 2016 Annual General Meeting of Shareholders, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to WAVE Life Sciences Ltd. c/o Computershare Investor Services, Proxy Services, P.O. Box 30202, College Station, Texas 77842-9909.

YOUR PROXY CARD MUST BE RECEIVED BY US AT THE ADDRESS ABOVE NOT LESS THAN 48 HOURS BEFORE THE TIME APPOINTED FOR HOLDING THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS (OR WITHIN SUCH OTHER TIME AS MAY BE REQUIRED BY THE SINGAPORE COMPANIES ACT).

Electronic Delivery of Future Proxy Materials

If you would like to reduce the costs incurred by WAVE Life Sciences Ltd. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please contact WAVE Life Sciences Ltd.’s transfer agent, Computershare Investor Services, at 877-373-6374 within the United States, U.S. Territories and Canada, or at 781-575-3100 outside the United States, U.S. Territories and Canada.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — WAVE Life Sciences Ltd. (Incorporated in the Republic of Singapore; Company Registration Number 201218209G)

2016 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders – August 18, 2016

Paul B. Bolno, M.D., and in his absence, Linda Rockett, each with the power of substitution, are hereby authorized as Proxies to represent and vote the ordinary shares of WAVE Life Sciences Ltd. owned by the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of WAVE Life Sciences Ltd. to be held on August 18, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies as directed herein by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2016 Annual General Meeting of Shareholders or at any adjournment or postponement thereof.

(Items to be voted appear on reverse side.)